                                                                     Exhibit 2.1








                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                    SECURITY FIRST TECHNOLOGIES CORPORATION,

                           SAHARA STRATEGY CORPORATION

                                       AND

                                EDIFY CORPORATION

                                   DATED AS OF

                                  MAY 16, 1999

                                TABLE OF CONTENTS


                                                                                         PAGE
ARTICLE I THE MERGER.......................................................................1
     1.1 The Merger........................................................................1
     1.2 Effective Time....................................................................1
     1.3 Effects of the Merger.............................................................1
     1.4 Conversion of Edify Common Stock..................................................2
     1.5 Conversion of Merger Sub Common Stock.............................................2
     1.6 Options...........................................................................3
     1.7 Certificate of Incorporation......................................................3
     1.8 By-Laws...........................................................................3
     1.9 Directors and Officers............................................................3
     1.10 Tax Consequences.................................................................3

ARTICLE II EXCHANGE OF SHARES..............................................................4
     2.1 S1 to Make Shares Available.......................................................4
     2.2 Exchange of Shares................................................................4

ARTICLE III REPRESENTATIONS AND WARRANTIES OF EDIFY........................................5
     3.1 Corporate Organization............................................................5
     3.2 Capitalization....................................................................6
     3.3 Authority; No Violation...........................................................6
     3.4 Consents and Approvals............................................................7
     3.5 Financial Statements; Exchange Act Filings; Books and Records.....................8
     3.6 Broker's Fees.....................................................................8
     3.7 Absence of Certain Changes or Events..............................................8
     3.8 Legal Proceedings.................................................................9
     3.9 Taxes and Tax Returns.............................................................9
     3.10 Employee Plans..................................................................10
     3.11 Certain Contracts...............................................................11
     3.12 Agreements with Regulatory Agencies.............................................12
     3.13 Certificate of Incorporation....................................................12
     3.14 Environmental Matters...........................................................12
     3.15 Properties and Assets...........................................................13
     3.16 Insurance.......................................................................13
     3.17 Compliance with Applicable Laws.................................................14
     3.18 Affiliates......................................................................14
     3.19 Ownership of S1 Common Stock....................................................14
     3.20 Fairness Opinion................................................................14
     3.21 Change of Control Payments......................................................14
     3.22 Disclosure......................................................................14
     3.23  Board Approval.................................................................15
     3.24 Section 203 of the Delaware General Corporation Law and Edify
            Rights  Plan Not Applicable...................................................15
     3.25 Intellectual Property...........................................................15
     3.26 Additional Information..........................................................17

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF S1...........................................17
     4.1 Corporate Organization...........................................................17
     4.2 Capitalization...................................................................18

     4.3 Authority; No Violation..........................................................18
     4.4 Consents and Approvals...........................................................19
     4.5 Financial Statements; Exchange Act Filings; Books and Records....................20
     4.6 Broker's Fees....................................................................20
     4.7 Absence of Certain Changes or Events.............................................20
     4.8 Legal Proceedings................................................................21
     4.9 Taxes and Tax Returns............................................................21
     4.10 Employee Plans..................................................................22
     4.11 Certain Contracts...............................................................23
     4.12 Environmental Matters...........................................................24
     4.13 Properties and Assets...........................................................24
     4.14 Insurance.......................................................................25
     4.15 Compliance with Applicable Laws.................................................25
     4.16 S1 Information..................................................................25
     4.17 Intellectual Property...........................................................25
     4.18 BBRS Fairness Opinion...........................................................27
     4.19 Merger Sub Board Approval.......................................................27
     4.20 S1 Board Approval...............................................................27
     4.21 Agreements with Regulatory Agencies.............................................27
     4.22 Certificate of Incorporation....................................................28
     4.23 Affiliates......................................................................28
     4.24 Additional Information..........................................................28

ARTICLE V COVENANTS RELATING TO CONDUCT OF BUSINESS.......................................28
     5.1 Covenants of Edify...............................................................28
     5.2 Covenants of S1..................................................................30
     5.3 Compliance with Antitrust Laws...................................................31

ARTICLE VI ADDITIONAL AGREEMENTS..........................................................31
     6.1 Regulatory Matters...............................................................31
     6.2 Access to Information............................................................32
     6.3 Stockholder Meetings.............................................................33
     6.4 Legal Conditions to Merger.......................................................33
     6.5 Stock Exchange Listing...........................................................33
     6.6 Employees........................................................................33
     6.7 Indemnification..................................................................34
     6.8 Subsequent Interim and Annual Financial Statements...............................35
     6.9 Additional Agreements............................................................35
     6.10 Advice of Changes...............................................................35
     6.11 Current Information.............................................................35
     6.12 Transaction Expenses of Edify...................................................35
     6.13 Form S-8........................................................................36
     6.14 Edify ESPP......................................................................36
     6.15 Board of Directors..............................................................36
     6.16 Bylaws..........................................................................36

ARTICLE VII CONDITIONS PRECEDENT..........................................................36
     7.1 Conditions to Each Party's Obligation To Effect the Merger.......................36
     7.2 Conditions to Obligations of S1 and Merger Sub...................................37
     7.3 Conditions to Obligations of Edify...............................................38

ARTICLE VIII TERMINATION AND AMENDMENT....................................................39
     8.1 Termination......................................................................39
     8.2 Effect of Termination............................................................40

     8.3 Amendment........................................................................40
     8.4 Extension; Waiver................................................................40

ARTICLE IX GENERAL PROVISIONS.............................................................41
     9.1 Closing..........................................................................41
     9.2 Nonsurvival of Representations, Warranties and Agreements........................41
     9.3 Expenses; Breakup Fee............................................................41
     9.4 Notices..........................................................................41
     9.5 Interpretation...................................................................42
     9.6 Counterparts.....................................................................42
     9.7 Entire Agreement.................................................................42
     9.8 Governing Law....................................................................43
     9.9 Enforcement of Agreement.........................................................43
     9.10 Severability....................................................................43
     9.11 Publicity.......................................................................43
     9.12 Assignment; Limitation of Benefits..............................................43
     9.13 Additional Definitions..........................................................43


EXHIBITS
     A  Option Agreement
     B  Certificate of Merger
     C  Edify Stockholder Agreement
     D  S1 Stockholder Agreement

                          AGREEMENT AND PLAN OF MERGER

        This AGREEMENT AND PLAN OF MERGER, dated as of May 16, 1999 (this "Agreement"), is entered into by and among Security First Technologies Corporation, a Delaware corporation ("S1"), Sahara Strategy Corporation, a Delaware corporation and wholly owned subsidiary of S1 ("Merger Sub"), and Edify Corporation, a Delaware corporation ("Edify").

        WHEREAS, the Boards of Directors of S1, Merger Sub and Edify have determined that it is in the best interests of their respective companies and stockholders to consummate the business combination transaction provided for herein in which Merger Sub will, subject to the terms and conditions set forth herein, merge with and into Edify, with Edify being the Surviving Corporation (as defined) and a wholly owned subsidiary of S1 (the "Merger");

        WHEREAS, as an inducement to S1 to enter into this Agreement, Edify will enter into an option agreement, in the form attached hereto as Exhibit A (the "Option Agreement"), with S1 immediately following the execution of this Agreement pursuant to which Edify will grant S1 an option to purchase, under certain circumstances, newly issued shares of common stock, par value $0.001 per share, of Edify (including the associated Rights (as defined in that certain Rights Agreement (the "Edify Rights Plan") dated as of August 10, 1998 between Edify and BankBoston, N.A.) ("Edify Common Stock"), representing up to 19.9% of the issued and outstanding shares of Edify Common Stock as of the first date, if any, that the option becomes exercisable, at an exercise price of $17.87 per share, upon the terms and conditions therein contained, and

        WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger;

        NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I
                                   THE MERGER

        1.1    THE MERGER.

        Subject to the terms and conditions of this Agreement, in accordance with the Delaware General Corporation Law (the "DGCL"), at the Effective Time (as defined in Section 1.2 hereof), Merger Sub shall merge into Edify, with Edify being the surviving corporation (hereinafter sometimes called the "Surviving Corporation") in the Merger. Upon consummation of the Merger, the corporate existence of Merger Sub shall cease and the Surviving Corporation shall continue to exist as a Delaware corporation, and a wholly owned subsidiary of S1.

        1.2    EFFECTIVE TIME.

        The Merger shall become effective on the Closing Date (as defined in Section 9.1 hereof), upon the filing of the certificate of merger (the "Certificate of Merger") in the form attached as Exhibit B hereto with the Secretary of State of the State of Delaware (or at such later time as may be agreed by Edify and S1 in writing and specified in the Certificate of Merger). The term "Effective Time" shall be the date and time when the Merger becomes effective as set forth in the Certificate of Merger.

        1.3    EFFECTS OF THE MERGER.

        At and after the Effective Time, the Merger shall have the effects set forth in Sections 259 and 261 of the DGCL.

        1.4    CONVERSION OF EDIFY COMMON STOCK.

        (a) At the Effective Time, subject to Section 1.4(b) hereof, each share of Edify Common Stock issued and outstanding prior to the Effective Time shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into the right to receive, and be exchangeable for,
0.330969 shares of S1 common stock, par value $0.01 per share ("S1 Common Stock"). The number of shares of S1 Common Stock issuable with respect to each share of Edify Common Stock, as determined and adjusted as set forth herein, is called the "Exchange Ratio."

        (b) At the Effective Time, all of the shares of Edify Common Stock converted into S1 Common Stock pursuant to this Article I shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate (each a "Certificate") previously representing any such shares of Edify Common Stock shall thereafter represent the right to receive (i) the number of whole shares of S1 Common Stock and (ii) cash in lieu of fractional shares of S1 Common Stock into which the shares of Edify Common Stock represented by such Certificate have been converted pursuant to Section 1.4(a) hereof. Certificates previously representing shares of Edify Common Stock shall be exchanged for certificates representing whole shares of S1 Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Certificates in accordance with Section 2.2 hereof, without any interest thereon. If prior to the Effective Time, S1 should split or combine its common stock, or pay a dividend or other distribution in such common stock, then the Exchange Ratio shall be appropriately adjusted to fully reflect such split, combination, dividend or distribution.

        (c) At the Effective Time, all shares of Edify Common Stock that are owned by Edify as treasury stock and all shares of Edify Common Stock that are owned directly or indirectly by S1 or Edify or any of their respective Subsidiaries shall be canceled and shall cease to exist and no stock of S1 or other consideration shall be delivered in exchange therefor. All shares of S1 Common Stock that are owned by Edify or any of its Subsidiaries shall become treasury stock of S1.

        (d) Certificates for fractions of shares of S1 Common Stock will not be issued. In lieu of a fraction of a share of S1 Common Stock, each holder of Edify Common Stock otherwise entitled to a fraction of a share of S1 Common Stock shall be entitled to receive an amount of cash equal to (i) the fraction of a share of the S1 Common Stock to which such holder would otherwise be entitled, multiplied by (ii) the actual market value of the S1 Common Stock, which shall be deemed to be the average of the daily closing prices per share for S1 Common Stock for the twenty consecutive trading days on which shares of S1 Common Stock are actually traded (as reported on the Nasdaq Stock Market National Market System) ending on the third trading day preceding the Closing Date. Following consummation of the Merger, no holder of Edify Common Stock shall be entitled to dividends or any other rights in respect of any such fraction.

        (e) If any shares of Edify Common Stock outstanding immediately prior to the Effective Time are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with Edify, then the shares of S1 Common Stock issued in exchange for such shares of Edify Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of S1 Common Stock accordingly may be marked with appropriate legends. Edify shall take all action that may be necessary to ensure that, from and after the Effective Time, S1 is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

        1.5    CONVERSION OF MERGER SUB COMMON STOCK.

        Each of the shares of the common stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall become shares of the Surviving Corporation after the Merger and shall thereupon constitute all of the issued and outstanding shares of the Surviving Corporation.

        1.6    OPTIONS.

        At the Effective Time, each option granted by Edify to purchase shares of Edify Common Stock which is outstanding and unexercised immediately prior thereto, whether or not vested, shall be converted automatically into an option to purchase shares of S1 Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the 1996 Equity Incentive Plan (the "1996 Equity Plan"), the 1996 Directors Stock Option Plan (the "Directors Plan"), or the 1990 Stock Option Plan (the "1990 Option Plan"), as the case may be, (the 1996 Equity Plan, the Directors Plan and the 1990 Option Plan, collectively, the "Edify Stock Plans")):

               (1) The number of shares of S1 Common Stock to be subject to the option immediately after the Effective Time shall be equal to the product of the number of shares of Edify Common Stock subject to the option immediately before the Effective Time, multiplied by the Exchange Ratio, provided that any fractional shares of S1 Common Stock resulting from such multiplication shall be rounded down to the nearest share; and

               (2) The exercise price per share of S1 Common Stock under the option immediately after the Effective Time shall be equal to the exercise price per share of Edify Common Stock under the option immediately before the Effective Time divided by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent.

The adjustment provided herein shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The duration, vesting schedule, exercisability and other terms of the option immediately after the Effective Time shall be the same as the corresponding terms in effect immediately before the Effective Time, except that all references to Edify in the Edify Stock Plans (and the corresponding references in the option agreement documenting such option) shall be deemed to be references to S1. Except as set forth in Section 1.6 of the Edify Disclosure Schedule, vesting of stock options under the Edify stock plans shall not be accelerated as a result of the Merger. Continuous employment with Edify or its subsidiaries shall be credited to the optionee for purposes of determining the vesting of all assumed Edify options after the Effective Time. It is intended that Edify options assumed by S1 shall qualify following the Effective Time as incentive stock options are defined in Section 422 of the Code to the extent such options qualified as such prior to the Effective Time and the provisions of this Section 1.6 shall be applied consistently with such intent. As soon as reasonably practicable, but in no event more than 30 days after the Effective Time, S1 will issue to each holder of an assumed option notice of the foregoing assumption by S1 of such Edify option.

        1.7    CERTIFICATE OF INCORPORATION.

        At the Effective Time, the Certificate of Incorporation of Edify, as the Surviving Corporation, shall be amended to be the same form of Certificate of Incorporation as Merger Sub.

        1.8    BY-LAWS.

        At the Effective Time, the By-Laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation.

        1.9    DIRECTORS AND OFFICERS.

        At the Effective Time, the directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation.

        1.10   TAX CONSEQUENCES.

        It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" for the purposes of the Code.

                                   ARTICLE II
                               EXCHANGE OF SHARES

        2.1    S1 TO MAKE SHARES AVAILABLE.

        At or prior to the Effective Time, S1 shall deposit, or shall cause to be deposited, with S1's transfer agent, American Stock Transfer & Trust Company, or such other bank, trust company or transfer agent as S1 may select and is reasonably acceptable to Edify (the "Exchange Agent"), for the benefit of the holders of Certificates, for exchange in accordance with this Article II, certificates representing the shares of S1 Common Stock, the cash in lieu of fractional shares and any dividends or distributions pursuant to Section 2.2(b) (such cash, dividends and certificates for shares of S1 Common Stock, being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section
1.4 and paid pursuant to Section 2.2(a) hereof in exchange for outstanding shares of Edify Common Stock.

        2.2    EXCHANGE OF SHARES.

        (a) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the shares of S1 Common Stock, the cash in lieu of fractional shares into which the shares of Edify Common Stock represented by such Certificate or Certificates shall have been converted and any dividends or distributions pursuant to Section 2.2(b) pursuant to this Agreement. Edify shall have the right to review both the letter of transmittal and the instructions prior to such documents being finalized. Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of S1 Common Stock to which such holder of Edify Common Stock shall have become entitled pursuant to the provisions of Article I hereof (with such legends as may be required pursuant to Section 1.4(e) hereof), (y) a check representing the amount of cash in lieu of fractional shares, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this
Article II and any dividends or distributions pursuant to Section 2.2(b), and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of Certificates.

        (b) No dividends or other distributions declared after the Effective Time with respect to S1 Common Stock and payable to the holders of record thereof shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Article
II. After the surrender of a Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of S1 Common Stock represented by such Certificate. No holder of an unsurrendered Certificate shall be entitled, until the surrender of such Certificate, to vote the shares of S1 Common Stock into which his Edify Common Stock shall have been converted.

        (c) If any certificate representing shares of S1 Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of S1 Common Stock in any name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

        (d) After the close of business on the day immediately prior to the Effective Time, there shall be no transfers on the stock transfer books of Edify of the shares of Edify Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for certificates representing shares of S1 Common Stock as provided in this Article II.

        (e) Any portion of the Exchange Fund that remains unclaimed by the stockholders of Edify for six months after the Effective Time may be returned to S1. Any stockholders of Edify who have not complied with this Article II prior to such return shall thereafter look only to S1 for payment of their shares of S1 Common Stock, cash in lieu of fractional shares and unpaid dividends and distributions on S1 Common Stock deliverable in respect of each share of Edify Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of S1, Edify, the Exchange Agent or any other person shall be liable to any former holder of shares of Edify Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

        (f) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by S1, the posting by such person of a bond in such amount as S1 may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of S1 Common Stock, cash in lieu of fractional shares deliverable in respect thereof and any dividends or distributions pursuant to Section 2.2(b) pursuant to this Agreement.

                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF EDIFY

        Edify hereby makes the following representations and warranties to S1 and Merger Sub as set forth in this Article III, subject to the exceptions disclosed in writing in the Edify Disclosure Schedule as of the date hereof, each of which is being relied upon by S1 and Merger Sub as a material inducement to enter into and perform this Agreement. All of the disclosure schedules of Edify referenced below or otherwise required pursuant to this Agreement are referred to herein as the "Edify Disclosure Schedule."

        3.1    CORPORATE ORGANIZATION.

        (a) Edify is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Except as set forth in
Section 3.1 of the Edify Disclosure Schedule, Edify has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of any material business conducted by it or the character or location of any material properties or assets owned or leased by it makes such licensing or qualification necessary. The Certificate of Incorporation and By-Laws of Edify, copies of which have previously been made available to S1, are true, correct and complete copies of such documents as in effect as of the date of this Agreement.

        (b) No subsidiary of Edify is a "Significant Subsidiary" as such term is defined in Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC"). Edify EMEA Ltd. and each other subsidiary of Edify (each, an "Edify Subsidiary") has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of any material business conducted by it or the character or the location of any material properties or assets owned or leased by it makes such licensing or qualification necessary. The Certificate of Incorporation and By-Laws or other corporate governance documents of each Edify Subsidiary, copies of which have previously been made available to S1, are true, correct and complete copies of such documents as in effect as of the date of this Agreement.

        (c) Neither Edify nor any Edify Subsidiary has agreed or is obligated to make, or is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, as in effect as of the date hereof or as may hereinafter be in effect (each, a "Contract") under which Contract it may become obligated to make, any future investment in or capital contribution to any other entity. Neither Edify nor any Edify Subsidiary has, at any time, been a general partner of any general partnership, limited partnership or other entity.

        3.2    CAPITALIZATION.

        (a) The authorized capital stock of Edify consists of 55,000,000 shares of Edify Common Stock and 5,000,000 shares of preferred stock, $0.001 par value per share (the "Edify Preferred Stock"). Except as set forth in Section 3.2(a) of the Edify Disclosure Schedule, as of the date hereof, there are (x) 17,696,952 shares of Edify Common Stock issued and outstanding and no shares of Edify Common Stock held in Edify's treasury, (y) no shares of Edify Common Stock reserved for issuance upon exercise of outstanding stock options or otherwise, except for 5,146,790 shares of Edify Common Stock reserved for issuance pursuant to the Edify Stock Plans (of which options for 5,027,283 shares are currently outstanding), (ii) the shares of Edify Common Stock reserved for issuance upon exercise of the option to be issued to S1 pursuant to the Option Agreement, and
(iii) 296,885 shares of Edify Common Stock reserved for issuance pursuant to the Edify 1996 Employee Stock Purchase Plan (the "Edify ESPP"), and (z) no shares of Edify Preferred Stock issued or outstanding, held in Edify's treasury or reserved for issuance upon exercise of outstanding stock options or otherwise, other than 500,000 shares of Edify Preferred Stock designated as Series A Junior Participating Preferred Stock pursuant to the Edify Rights Plan. Upon consummation of the Merger, (A) the shares of S1 Common Stock issued in exchange for any shares of Edify Common Stock that are subject to a Contract pursuant to which Edify has the right to repurchase, redeem or otherwise reacquire any shares of Edify Common Stock will, without any further act of S1, Edify or any other person, become subject to the restrictions, conditions and other provisions contained in such Contract, and (B) S1 will automatically succeed to and become entitled to exercise Edify's rights and remedies under any such Contract. All of the issued and outstanding shares of Edify Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except for the Option Agreement, the Edify Rights Plan, the Edify ESPP, the Edify Stock Plans and as disclosed in Section 3.2 of the Edify Disclosure Schedule, Edify does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Edify Common Stock or Edify Preferred Stock or any other equity security of Edify or any securities representing the right to purchase or otherwise receive any shares of Edify Common Stock or any other equity security of Edify. The names of the optionees, the date of each option to purchase Edify Common Stock granted, the number of shares subject to each such option, the expiration date of each such option, and the price at which each such option may be exercised under the Edify Stock Plans are set forth in Section 3.2(a) of the Edify Disclosure Schedule. Since December 31, 1998, Edify has not issued any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, other than
(i) pursuant to the exercise of director or employee stock options granted prior to December 31, 1998 under the Edify Stock Plans and (ii) pursuant to the Edify ESPP.

        (b) Section 3.2(b) of the Edify Disclosure Schedule sets forth a true, correct and complete list of all Subsidiaries of Edify and their respective jurisdictions of incorporation or organization as of the date of this Agreement. Except as set forth in Section 3.2(b) of the Edify Disclosure Schedule, Edify owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of its Subsidiaries, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Edify Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

        3.3    AUTHORITY; NO VIOLATION.

        (a) Edify has full corporate power and authority to execute and deliver this Agreement and the Option Agreement and, subject to the adoption of this Agreement by a majority of the outstanding shares of Edify Common

Stock, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of Edify. The Board of Directors of Edify has declared this Agreement advisable and directed that this Agreement and the transactions contemplated hereby be submitted to Edify's stockholders for approval at a special meeting of such stockholders and, except for the adoption of this Agreement by the requisite vote of Edify's stockholders, no other corporate proceedings on the part of Edify (except for matters related to setting the date, time, place and record date for the special meeting) are necessary to approve this Agreement or the Option Agreement or to consummate the transactions contemplated hereby or thereby. This Agreement and the Option Agreement have been duly and validly executed and delivered by Edify and (assuming due authorization, execution and delivery by S1 and Merger Sub of this Agreement and by S1 of the Option Agreement) constitute valid and binding obligations of Edify, enforceable against Edify in accordance with their terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

        (b) Except as set forth at Section 3.3(b) of the Edify Disclosure Schedule, none of the execution and delivery of this Agreement and the Option Agreement by Edify, the consummation by Edify of the transactions contemplated hereby and thereby, or compliance by Edify with any of the terms or provisions hereof and thereof, will (i) violate any provision of the Certificate of Incorporation or By-Laws of Edify, or (ii) assuming that the consents and approvals referred to in Sections 3.3(a) and 3.4 hereof are duly obtained, (x) violate any Laws (as defined in Section 9.13) applicable to Edify or any of its properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of Edify under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Edify is a party, or by which it or any of its properties or assets may be bound or affected, except, in each case, where such violation, conflict, breach, loss, default, termination, cancellation or acceleration would not have a Material Adverse Effect on Edify or the Surviving Corporation.

        3.4    CONSENTS AND APPROVALS.

        (a) Except for (i) the effectiveness of a registration statement on Form S-4 to register the shares of S1 Common Stock to be issued in connection with the Merger (including the shares of S1 Common Stock that may be issued upon the exercise of the options referred to in Section 1.6 hereof), and the filing of the joint proxy statement/prospectus to be used in soliciting the approval of Edify's and S1's stockholders at a special meeting to be held in connection with this Agreement and the transactions contemplated hereby (the "Proxy Statement/Prospectus"), (ii) the approval of this Agreement by the requisite vote of the stockholders of Edify, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or related) laws and, if applicable, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the securities or antitrust laws of any foreign country, and (v) such filings, authorizations or approvals as may be set forth in Section 3.4 of the Edify Disclosure Schedule, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity"), or with any third party are necessary in connection with (1) the execution and delivery by Edify of this Agreement and the Option Agreement, (2) the consummation by Edify of the Merger and the other transactions contemplated hereby, and (3) the consummation by Edify of the Option Agreement and the transactions contemplated thereby, except, in each case, for such consents, approvals or filings, the failure of which to obtain will not have (x) a material adverse effect on the ability of S1 to consummate the transactions contemplated hereby or (y) a Material Adverse Effect on Edify, S1 or the Surviving Corporation following the Effective Time.

        (b) Except as set forth in Section 3.4(b) of the Edify Disclosure Schedule, Edify hereby represents to S1 that it has no knowledge of any reason why approval or effectiveness of any of the applications, notices or filings referred to in Section 3.4(a) cannot be obtained or granted on a timely basis.

        3.5    FINANCIAL STATEMENTS; EXCHANGE ACT FILINGS; BOOKS AND RECORDS.

        Edify has previously made available to S1 true, correct and complete copies of the consolidated balance sheets of Edify and its Subsidiary as of December 31 for the fiscal years 1997 and 1998 and the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal years 1996 through 1998, inclusive, as reported in Edify's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case accompanied by the audit report of KPMG LLP, independent public accountants with respect to Edify, and the interim financial statements of Edify as of and for the three months ended March 31, 1998 and 1999, as included in the Edify quarterly report on Form 10-Q for the period ended March 31, 1999 as filed with the SEC. The financial statements referred to in this Section 3.5 (including the related notes, where applicable) fairly present, and the financial statements referred to in Section 6.8 hereof will fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount), the results of the consolidated operations and consolidated financial condition of Edify and its Subsidiary for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply, and the financial statements referred to in Section 6.8 hereof will comply, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and each of such statements (including the related notes, where applicable) has been, and the financial statements referred to in Section 6.8 hereof will be prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except in each case as indicated in such statements or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q or any successor form. Edify's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and all reports filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act since December 31, 1996 comply in all material respects with the appropriate requirements for such reports under the Exchange Act, and Edify has previously made available to S1 true, correct and complete copies of such reports. The books and records of Edify have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements.

        3.6    BROKER'S FEES.

        Neither Edify nor any Edify Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement or the Option Agreement, except that Edify has engaged, and will pay a fee or commission to Goldman, Sachs & Co. ("Goldman") in accordance with the terms of a letter agreement between Goldman and Edify, dated March 19, 1999, a true, complete and correct copy of which has been previously delivered by Edify to S1.

        3.7    ABSENCE OF CERTAIN CHANGES OR EVENTS.

        (a) Except as disclosed in Edify's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, or any other report filed since December 31, 1998 under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, true and correct copies of which have been made available to S1, since December 31, 1998
(i) neither Edify nor any Edify Subsidiary has incurred any material liability, except as contemplated by the Agreement or in the ordinary course of their business consistent with their past practices, and (ii) no event has occurred which has had, or would have, individually or in the aggregate, a Material Adverse Effect (as defined in Section 9.13) on Edify.

        (b) Since December 31, 1998, Edify and its Subsidiaries have carried on their respective businesses in the ordinary and usual course consistent with their past practices.

        3.8    LEGAL PROCEEDINGS.

        (a) Except as disclosed on Schedule 3.8 to the Edify Disclosure Schedule, neither Edify nor any of its Subsidiaries is a party to any, and there are no pending or threatened, legal, administrative, arbitration or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Edify or any of its Subsidiaries.

        (b) There is no injunction, order, judgment, decree, or regulatory restriction imposed upon Edify, any of its Subsidiaries or the assets of Edify or any of its Subsidiaries.

        (c) No Governmental Entity has at any time challenged or questioned in a writing delivered to Edify the legal right of Edify to design, manufacture, offer or sell any of its products or services in the present manner or style thereof. As of the date hereof, to the knowledge of Edify, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that would reasonably be expected to, cause or provide a bona fide basis for a director or executive officer of Edify to seek indemnification from Edify.

        3.9    TAXES AND TAX RETURNS.

        (a) For purposes of this Section 3.9, Edify shall include Edify and each Edify Subsidiary and any other affiliated or related corporation or entity if Edify or any Edify Subsidiary has or could have any material liability for the Taxes of such corporation or entity. Edify has duly filed all Tax Returns required to be filed by it on or before the date hereof (all such returns being accurate and complete in all material respects) and has duly paid or made provision in the financial statements referred to in Sections 3.5 and 6.8 hereof in accordance with GAAP for the payment of all material Taxes that have been incurred or are due or claimed to be due from it by Taxing Authorities on or before the date hereof other than Taxes (a) that (x) are not yet delinquent or
(y) are being contested in good faith and set forth in Section 3.9 of the Edify Disclosure Schedule and (b) that have not been finally determined. The charges, accruals, and reserves with respect to Taxes in the financial statements referred to in Sections 3.5 and 6.8 are adequate (determined in accordance with GAAP) and are at least equal to its liability for Taxes. There exists no proposed tax assessment against Edify except as disclosed in the financial statements referred to in Sections 3.5 and 6.8 hereof in accordance with GAAP. No consent to the application of Section 341(f)(2) of the Code has been filed with respect to any property or assets held, acquired, or to be acquired by Edify. All Taxes that Edify is or was required to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Taxing Authority. All liability with respect to the Tax Returns of Edify has been satisfied for all years to and including 1998. No Taxing Authority has notified Edify of, or otherwise asserted, that there are any material deficiencies with respect to the Tax Returns of Edify subsequent to 1994. There are no material disputes pending, or claims asserted, for Taxes or assessments of Edify, nor has Edify given or been requested to give any currently effective waiver extending the statutory period of limitation applicable to any Tax Return. In addition, Tax Returns that are accurate and complete in all material respects have been filed by Edify for all periods for which returns were due with respect to income and employment tax withholding with respect to wages and other income and the amounts shown on such Tax Returns to be due and payable have been paid in full or adequate provision therefor in accordance with GAAP has been included by Edify in the financial statements referred to in Sections
3.5 and 6.8 hereto. All Edify Tax Returns have been examined by the relevant Taxing Authorities, or closed without audit by applicable statutes of limitations, and all deficiencies proposed as a result of such examinations have been paid or settled, for all periods before and including the taxable year ended December 31, 1994. Edify has provided or made available to S1 complete and correct copies of its Tax Returns and all material correspondence and documents, if any, relating directly or indirectly to Taxes for each taxable year or other relevant period as to which the applicable statute of limitations has not run on the date hereof. For this purpose, "correspondence and documents" include, without limitation, amended Tax Returns, pending claims for refunds, notices from Taxing Authorities of proposed changes or adjustments to Taxes or Tax Returns that have not been finally resolved, consents to assessment or collection of Taxes, acceptances of proposed adjustments, closing agreements, rulings and determination letters and requests therefor, and all other written communications to or from Taxing Authorities relating to any material Tax liability of Edify.

        (b)    For purposes of this Agreement:

               "Tax" means any tax (including any income tax, capital gains tax, value-added tax, sales tax, property tax, gift tax, or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Taxing Authority or payable pursuant to any tax-sharing agreement or any other contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee.

               "Tax Return" means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Taxing Authority in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any law, regulation or other legal requirement relating to any Tax.

               "Taxing Authority" means  any:

                      (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

                      (b) federal, state, local, municipal, foreign, or other government;

                      (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

                      (d) multi-national organization or body; or

                      (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

        3.10   EMPLOYEE PLANS.

               (a) For purposes of this Section 3.10, Edify shall include each of its Subsidiaries and any other entity that together with Edify would be deemed a "single employer" for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (determined without regard to whether such entity conducts business in the United States). Section 3.10(a) of the Edify Disclosure Schedule sets forth a true and complete list of each employee benefit plan (within the meaning of Section 3(3) of ERISA) ("ERISA Plan") and each other plan, arrangement or agreement providing benefits to the current or former employees of Edify that as of the date of this Agreement Edify maintains, to which Edify contributes or under which Edify has any liability, or within the last six years that Edify has maintained, to which Edify has contributed or under which Edify has had any liability (collectively, the "Edify Plans"). Each Edify Plan that is an ERISA Plan is referred to as a "Edify ERISA Plan."

               (b) Edify has heretofore made available to S1 true, correct and complete copies of each of the Edify Plans and all related documents, including but not limited to (i) the actuarial report for such Edify Plan (if applicable) for each of the last five years, (ii) the most recent determination letter from the Internal Revenue Service ("IRS"), if applicable, for each Edify ERISA Plan, (iii) the current summary plan description and any summaries of material modification for each Edify ERISA Plan and any corresponding document for each other Edify Plan which have not been incorporated into the current summary plan description, (iv) all annual reports for each Edify ERISA Plan filed for the preceding five plan years and any annual or other periodical financial information concerning any other Edify Plan filed with any governmental agency, (v) all agreements with fiduciaries and service providers relating to the Edify Plan, (vi) all substantive correspondence relating to any such Edify Plan addressed to or received from any governmental agency or authority, (vii) all personnel, payroll, and employment manuals and policies, and (viii) a written description of any Edify Plan that is not otherwise in writing.

        (c) Edify has performed all of its obligations under all Edify Plans. Edify has made appropriate entries in the financial statements referred to in Sections 3.5 and 6.8 hereof in accordance with GAAP for all obligations and liabilities under the Edify Plans. No statement, either written or oral, has been made by Edify with regard to any Edify Plan that was not in accordance with the Edify Plan and that could have a Material Adverse Effect on S1. Edify has no liability to the IRS, the U.S. Pension Benefit Guaranty Corporation or to any other governmental or quasi-governmental agency or authority with respect to any Edify Plan. No Edify ERISA Plan is subject to title IV of ERISA.

        (d) Except as set forth at Section 3.10(d) of the Edify Disclosure Schedule, (i) each of the Edify Plans has been operated and administered in all material respects in compliance with applicable Laws, including, but not limited, in the case of each Edify ERISA Plan, to ERISA and the Code, (ii) each of the Edify ERISA Plans intended to be "qualified" within the meaning of
Section 401 of the Code is so qualified and Edify has received a determination letter or opinion letter from the IRS to such effect, which letter remains in full force and effect, (iii) with respect to each Edify ERISA Plan that is subject to the funding requirements of ERISA and the Code, the present value of accrued benefits under such Edify Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Edify Plan's actuary with respect to such Edify Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Edify Plan allocable to such accrued benefits, (iv) no Edify Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of Edify beyond their retirement or other termination of service, other than (a) coverage mandated by applicable Law, (b) death benefits or retirement benefits under an Edify Plan that also provides post-retirement income, annuity or pension benefits (including an "employee pension plan" as that term is defined in ERISA), (c) deferred compensation benefits under an Edify Plan that are accrued as liabilities in the financial statements referred to in Sections 3.5 and 6.8 hereof in accordance with GAAP, or (d) benefits the full cost of which is borne by the current or former employee (or his beneficiary), (v) no liability under Title IV of ERISA has been incurred by Edify that has not been satisfied in full, and no condition exists that presents a material risk of Edify incurring a material liability thereunder, (vi) no Edify ERISA Plan is a "multiemployer pension plan," as such term is defined in ERISA and no other Edify Plan is maintained pursuant to any collective bargaining agreement or other agreement with a labor union or other authorized representative of labor, (vii) all contributions or other amounts payable by Edify with respect to each Edify Plan and all other liabilities of each such entity with respect to each Edify Plan, in respect of current or prior plan years have been paid or accrued in the financial statements referred to in Sections 3.5 and 6.8 hereof in accordance with GAAP and, in the case of an Edify ERISA Plan, ERISA and the Code, (viii) Edify has not engaged in a "prohibited transaction" as defined in ERISA or the Code in connection with which Edify could be subject to either any material excise tax or civil penalty assessed pursuant to ERISA or the Code, (ix) to the knowledge of Edify, there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Edify Plans or any trusts related thereto, (x) all Edify Plans could be terminated as of the Closing without material liability in excess of the amount accrued therefor in the financial statements referred to in Sections 3.5 and 6.8 hereof in accordance with GAAP; (xi) no Edify Plan, either individually or collectively, provides for any material payment by Edify that would not be deductible for U.S. federal income tax purposes; (xii) no "accumulated funding deficiency" as defined in ERISA or the Code, whether or not waived, and no "unfunded current liability" as determined under the Code exists with respect to any Edify ERISA Plan; (xiii) no Edify ERISA Plan has experienced a "reportable event" (as such term is defined in ERISA and regulations thereunder) that is not subject to an administrative or statutory waiver from the reporting requirement.

        3.11   CERTAIN CONTRACTS.

        (a) Except as set forth at Section 3.11 of the Edify Disclosure Schedule, neither Edify nor any of its Subsidiaries is a party to or bound by any contract, arrangement or commitment (i) with respect to the employment of any directors, officers, employees or consultants (other than standard offer letters which provide for no more than at-will employment), (ii) which, upon execution of this Agreement or the consummation of the transactions contemplated by this Agreement, will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from S1, Edify, the Surviving Corporation or any of their respective Subsidiaries to any director, officer or employee thereof, (iii) with or to a labor union or guild (including any collective bargaining agreement),
(iv) (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, (v) containing any covenant materially limiting the right of Edify or any of its Subsidiaries to engage in any line of business or to compete with any person or granting any exclusive distribution rights,
(vi) relating to the disposition or acquisition by Edify or any of its Subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which Edify or any of its Subsidiaries has any material ownership interest in any corporation, partnership, joint venture or other business enterprise other than Edify's Subsidiaries that is material to Edify's business as currently conducted, or
(vii) to provide source code to any third party for any product or technology that is material to Edify and its Subsidiaries taken as a whole. Edify has previously made available to S1 true, correct and complete copies of all employment, consulting and deferred compensation agreements to which Edify or any of its Subsidiaries is a party. Section 3.11(a) of the Edify Disclosure Schedule sets forth a list of all material contracts (as defined in Item 601(b)(10) of Regulation S-K) of Edify. Each contract, arrangement or commitment of the type described in this Section 3.11(a), whether or not set forth in
Section 3.11(a) of the Edify Disclosure Schedule, is referred to herein as a "Edify Contract," and neither Edify nor any of its Subsidiaries has received written notice of, nor do any executive officers of such entities know of, any violation of any Edify Contract.

        (b) (i) Except as set forth in Section 3.11 of the Edify Disclosure Schedule, each Edify Contract is valid and binding and in full force and effect as to the obligations of Edify thereunder, and, to the knowledge of Edify, is valid and binding and in full force and effect as to the obligations by the third parties thereto, (ii) Edify and each of its Subsidiaries has, and to the knowledge of Edify, each third party has, in all material respects performed all obligations required to be performed by it to date under each Edify Contract, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of Edify or any of its Subsidiaries under any such Edify Contract or, to the knowledge of Edify, any third party thereto.

        3.12   AGREEMENTS WITH REGULATORY AGENCIES.

        Edify (i) is not subject to any cease-and-desist or other order issued by, (ii) is not a party to any written agreement, consent agreement or memorandum of understanding with, and (iii) has not adopted any board resolutions at the request of (each, whether or not set forth on Section 3.12 of the Edify Disclosure Schedule, a "Regulatory Agreement"), any Governmental Entity that restricts the conduct of its business or that in any manner relates to its management or its business, nor has Edify been advised by any Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.

        3.13   CERTIFICATE OF INCORPORATION.

        The Board of Directors of Edify has approved the offer of S1 to enter into this Agreement and the Option Agreement, and has approved Edify's entering into this Agreement and the Option Agreement, and the transactions contemplated thereby, such that under Edify's Certificate of Incorporation the only vote of Edify stockholders necessary to consummate the transactions contemplated hereby (including the Merger and issuance under the Option Agreement) is the approval of at least a majority of the outstanding shares of Edify Common Stock.

        3.14   ENVIRONMENTAL MATTERS.

        (a) Each of Edify and the Edify Subsidiaries is in compliance in all material respects with all applicable federal and state laws and regulations relating to pollution or protection of the environment (including without limitation, laws and regulations relating to emissions, discharges, releases and threatened releases of Hazardous Material (as hereinafter defined), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials;

        (b) There is no suit, claim, action, proceeding, investigation or notice pending or to the knowledge of Edify's directors and executive officers threatened (or past or present actions or events that could form the basis of any such suit, claim, action, proceeding, investigation or notice), in which Edify or any Edify Subsidiary has been or, with respect to threatened suits, claims, actions, proceedings, investigations or notices may be, named as a defendant (x) for alleged material noncompliance (including by any predecessor), with any environmental law, rule or regulation or (y) relating to any material release or threatened release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by Edify or any Edify Subsidiary;

        (c) To the knowledge of Edify's directors and executive officers, during the period of Edify's or any Edify Subsidiary's ownership or operation of any of its properties, there has not been any material release of Hazardous Materials in, on, under or affecting any such property.

        (d) For purposes of this Section 3.14, the term "Hazardous Material" means any hazardous waste, petroleum product, polychlorinated biphenyl, chemical, pollutant, contaminant, pesticide, radioactive substance, or other toxic material, or other material or substance (in each such case, other than small quantities of such substances in retail containers) regulated under any applicable environmental or public health statute, law, ordinance, rule or regulation.

        3.15   PROPERTIES AND ASSETS.

        Section 3.15 of the Edify Disclosure Schedule lists (i) all real property owned by Edify and each Edify Subsidiary; (ii) each real property lease, sublease or installment purchase arrangement to which Edify or any Edify Subsidiary is a party; (iii) a description of each contract for the purchase, sale, or development of real estate to which Edify or any Edify Subsidiary is a party; and (iv) all items of Edify's or any Edify Subsidiary's tangible personal property and equipment with a book value of $25,000 or more or having any annual lease payment of $25,000 or more. Except for (a) items reflected in Edify's consolidated financial statements as of December 31, 1998 referred to in Section
3.5 hereof, (b) exceptions to title that do not interfere materially with Edify's or any Edify Subsidiary's use and enjoyment of owned or leased real property, (c) liens for current real estate taxes not yet delinquent, or being contested in good faith, properly reserved against (and reflected on the financial statements referred to in Section 3.5 above), (d) properties and assets sold or transferred in the ordinary course of business consistent with past practices since December 31, 1998, and (e) items listed in Section 3.15 of the Edify Disclosure Schedule, Edify and each Edify Subsidiary have good and, as to owned real property, marketable and insurable title to all their properties and assets, reflected in its consolidated financial statements of Edify as of December 31, 1998, free and clear of all liens, claims, charges and other encumbrances. Edify and each Edify Subsidiary, as lessees, have the right under valid and subsisting leases to occupy, use and possess all property leased by them, and there has not occurred under any such lease any material breach, violation or default by Edify, and neither Edify nor any Edify Subsidiary has experienced any material uninsured damage or destruction with respect to such properties since December 31, 1998. All properties and assets used by Edify and each Edify Subsidiary are in good operating condition and repair (subject to ordinary wear and tear) and comply in all material respects with all Laws relating thereto now in effect. Edify and each Edify Subsidiary enjoy peaceful and undisturbed possession under all leases for the use of all property under which they are the lessees, and all leases to which Edify or any Edify Subsidiary is a party are valid and binding obligations of Edify, and to the knowledge of Edify with respect to the respective third parties thereto, enforceable, in accordance with the terms thereof. Neither Edify nor any Edify Subsidiary is in material default with respect to any such lease, and there has occurred no default by Edify or event which with the lapse of time or the giving of notice, or both, would constitute a material default under any such lease. There are no Laws, conditions of record, or other impediments which interfere with the intended use by Edify or any Edify Subsidiary of any of the property owned, leased, or occupied by them.

        3.16   INSURANCE.

        Section 3.16 of the Edify Disclosure Schedule contains a true, correct and complete list of all insurance policies and bonds maintained by Edify and any Edify Subsidiary, including the name of the insurer, the policy number, the type of policy and any applicable deductibles, and all such insurance policies and bonds (or other insurance policies and bonds that have, from time to time, in respect of the nature of the risks insured against and amount of coverage provided, been substantially similar in kind and amount to that customarily carried by parties similarly situated who own properties and engage in businesses substantially similar to that of Edify and any Edify Subsidiary) are in full force and effect and have been in full force and effect. As of the date hereof, neither Edify nor any Edify Subsidiary has received any notice of cancellation or amendment of any such policy or bond or is in default under any such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion. The existing insurance carried by Edify and Edify Subsidiaries is, in respect of the nature of the risks insured against and the amount of coverage provided, substantially similar in kind and amount to that customarily carried by parties similarly situated who own properties and engage in businesses substantially similar to that of Edify and the Edify Subsidiaries, and is sufficient for compliance by Edify and the Edify Subsidiaries with all requirements of Law and agreements to which Edify or any of the Edify Subsidiaries is subject or is party. True, correct and complete copies of all such policies and bonds reflected at Section 3.16 of the Edify Disclosure Schedule, as in effect on the date hereof, have been made available to S1.

        3.17   COMPLIANCE WITH APPLICABLE LAWS.

        Each of Edify and any Edify Subsidiary has complied in all material respects with all Laws applicable to it or to the operation of its business. Neither Edify nor any Edify Subsidiary has received any written notice or to Edify's knowledge, any other notice, of any material alleged or threatened claim, violation, or liability under any such Laws that has not heretofore been cured and for which there is no remaining liability.

        3.18   AFFILIATES.

        Each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act")) of Edify is listed at Section 3.18 of the Edify Disclosure Schedule, and except as indicated thereon, each such person has delivered to S1, concurrently with the execution of this Agreement, a stockholder agreement in the form of Exhibit C hereto (the "Edify Stockholder Agreement").

        3.19   OWNERSHIP OF S1 COMMON STOCK.

        Except as set forth at Section 3.19 of the Edify Disclosure Schedule, neither Edify nor to Edify's knowledge any of its directors or officers (i) beneficially own, directly or indirectly, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, more than 1% of shares of the outstanding capital stock of S1 (other than those agreements, arrangements or understandings specifically contemplated hereby).

        3.20   FAIRNESS OPINION.

        Edify has received an opinion from Goldman to the effect that, in its opinion, the consideration to be paid to stockholders of Edify hereunder is fair to such stockholders from a financial point of view ("Fairness Opinion"), and, except as set forth in Section 3.20 of the Edify Disclosure Schedule, Goldman has consented to the inclusion of the Fairness Opinion in the Registration Statement (defined below).

        3.21   CHANGE OF CONTROL PAYMENTS.

        Section 3.21 of the Edify Disclosure Schedule sets forth each plan or agreement pursuant to which any amounts may become payable (whether currently or in the future) to current or former employees and directors of Edify or any of its Subsidiaries as a result of or in connection with the Merger.

        3.22   DISCLOSURE.

        None of the information supplied or to be supplied by or on behalf of Edify for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Edify with respect to statements made or incorporated by reference therein about S1 or Merger Sub supplied by S1 for inclusion or incorporation by reference in the Registration Statement. None of the information supplied or to be supplied by or on behalf of Edify for inclusion or incorporation by reference in the Proxy Statement/Prospectus will, at the time the Proxy Statement/Prospectus is mailed to the stockholders of Edify or S1, at the time of Edify stockholders' meeting or S1 stockholders' meeting or as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC thereunder, except that no representation or warranty is made by Edify with respect to statements made or incorporated by reference therein about S1 or Merger Sub supplied by S1 for inclusion or incorporation by reference in the Proxy Statement/Prospectus.

        3.23   BOARD APPROVAL.

        The Board of Directors of Edify (including any required committee or subgroup of the Board of Directors of Edify) has, as of the date of this Agreement, declared this Agreement advisable and determined (i) that the Merger is fair to, and in the best interests of Edify and its stockholders, and (ii) to recommend that the stockholders of Edify approve and adopt this Agreement and approve the Merger.

        3.24 SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW AND EDIFY RIGHTS PLAN NOT APPLICABLE.

        The Board of Directors of Edify has taken all actions so that (a) the restrictions contained in Section 203 of the Delaware General Corporation Law applicable to a "business combination" (as defined in such Section 203) will not apply to the execution, delivery or performance of this Agreement or the Option Agreement or to the consummation of the Merger or the other transactions contemplated by this Agreement and the Option Agreement and (b) the execution, delivery and performance of this Agreement and the Option Agreement and the consummation of the Merger will not cause any change, effect or result under the Edify Rights Plan which is adverse to the interests of S1. Without limiting the generality of the foregoing, if necessary to accomplish the foregoing, the Edify Rights Plan has been amended to (i) render the Edify Rights Plan inapplicable to the Merger and the other transactions contemplated by this Agreement, (ii) ensure that (x) none of S1 or its Subsidiaries is an Acquiring Person (as defined in the Edify Rights Plan) pursuant to the Edify Rights Plan by virtue of the execution of this Agreement or the Option Agreement or the consummation of the Merger or the other transactions contemplated hereby and thereby and (y) a Distribution Date or Shares Acquisition Date (as such terms are defined in the Edify Rights Plan) does not occur by reason of the execution of this Agreement or the Option Agreement, the consummation of the Merger, or the consummation of the transactions contemplated hereby or thereby, and such amendment may not be further amended by Edify without the prior consent of S1 in its sole discretion.

        3.25   INTELLECTUAL PROPERTY.

        Except, in each case, as set forth in Section 3.25 of the Edify Disclosure Schedule:

               (a) (i) Edify and each Edify Subsidiary owns, free and clear of liens, orders and arbitration awards, or are licensed or otherwise possess valid and enforceable rights to use all patents, trademarks, trade names, service marks, copyrights and any applications therefor, schematics, technology, know-how, trade secrets, ideas, algorithms, processes, Software (as defined below), and tangible or intangible proprietary information or material ("Intellectual Property") that are used in the business of Edify and the Edify Subsidiaries. "Software" means any and all (i) computer programs and applications, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, (iv) the technology supporting any Internet site(s) operated by or on behalf of Edify or any Edify Subsidiary, and (v) all documentation, including user manuals and training materials, relating to any of the foregoing.

                      (ii) Except as would not be materially adverse to the business of Edify or any Edify Subsidiary, Edify and the Edify Subsidiaries have taken reasonable steps to protect their Intellectual Property. There is no litigation pending or, to the knowledge of Edify and the Edify Subsidiaries, threatened or any written claim from any person challenging the ownership, use, validity or enforceability of any Intellectual Property, nor is there any basis for the assertion of any such claim or challenge.

                      (iii) No material patent, trademark, service mark, copyright, trade secret, computer software or other intellectual property right other than the Intellectual Property set forth on Schedule 3.25 is necessary to conduct the businesses of Edify and its Subsidiaries as presently conducted.

               (b) Schedule 3.25(b) lists all (i) patents, patent applications, registered and unregistered trademarks, trade names and service marks, and registered copyrights owned by Edify included in the Intellectual Property, including the jurisdictions in which each such item of Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) Electronic Banking System software licenses and value added reseller agreements, and (iii) licenses, sublicenses and other agreements as to which Edify and any Edify Subsidiary are a party and pursuant to which Edify and its Subsidiaries are authorized to use any third party patents, trademarks or copyrights, including Software ("Third Party Intellectual Property Rights") which are incorporated in, are or form a part of any Edify or Edify Subsidiary product.

               (c) (i) To the knowledge of Edify and the Edify Subsidiaries, there is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of Edify or any Edify Subsidiary, any trade secret material to Edify or its Subsidiaries, or any Intellectual Property right of any third party to the extent licensed by or through Edify or its Subsidiaries, by any employee of Edify or any Edify subsidiary or third party for whom Edify is responsible. Except as set forth in Schedule 3.25(c), there are no royalties, fees or other payments payable by Edify or its Subsidiaries to any person by reason of the ownership, use, sale or disposition of Intellectual Property.

                      (ii) To the knowledge of Edify and its Subsidiaries, there has been no prior use of Edify's registered trademarks by any third party which would confer upon said third party superior rights in such trademarks. Edify and its Subsidiaries have taken reasonable steps to adequately police the trademarks against third party infringement, and the material trademarks registered in the United States and in other jurisdictions where Edify or its Subsidiaries are doing business have been continuously used in the form appearing in, and in connection with the goods and services listed in, their respective registration certificates or any amendment, supplement or office action related thereto.

               (d) Edify and its Subsidiaries are not, nor will they be as a result of the execution and delivery of this Agreement or the performance of their obligations under this Agreement, in breach of any material license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights, and the execution and delivery of this Agreement or the performance of the obligations under this Agreement by Edify and its Subsidiaries will not result in the loss or impairment of, or give rise to any right of any third party to terminate, any of Edify's or any of its Subsidiaries' rights to own any of its Intellectual Property or their respective rights under any material license agreements, nor require the consent of any Governmental Entity or third party in respect of any such Intellectual Property.

               (e) Edify and its Subsidiaries (i) have no knowledge (including knowledge of any litigation pending or threatened or any written claim from any person) or reason to believe that the conduct of their businesses infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party; and (ii) have not advised any third party that such third party may be infringing any Intellectual Property or breaching any license or agreement involving Intellectual Property and have not brought or threatened any claim against such third party for such conduct.

               (f) The Software owned or purported to be owned by Edify or any of its Subsidiaries, was either (i) developed by employees of Edify or any of its Subsidiaries within the scope of their employment; (ii) developed by independent contractors or consultants who have assigned their rights to Edify or any of its Subsidiaries pursuant to written agreements; or
(iii) otherwise acquired by Edify or its Subsidiary from a third party.

               (g) All employees and independent contractors and consultants of Edify and its Subsidiaries have executed and delivered to Edify or its Subsidiaries, as the case may be, agreements regarding the protection of proprietary information and the assignment to Edify or its Subsidiaries of any Intellectual Property arising from services performed for Edify or its Subsidiaries by such persons.

               (h) Edify and its Subsidiaries have obtained or entered into written agreements with their employees and with third parties, in transactions deemed appropriate, in connection with the disclosure to or use or appropriation by, employees and third parties, of trade secret or proprietary information owned by Edify and its Subsidiaries and not otherwise protected by a patent, a patent application, copyright, trademark, or other registration or legal scheme ("Edify Confidential Information"), and do not know of any situation involving such employee or third party use, disclosure or appropriation of Edify Confidential Information where the lack of such a written agreement is likely to result in any Material Adverse Effect. Except as set forth in Schedule 3.25(h), neither Edify nor any of its Subsidiaries has furnished the source code of any of their Software products to any third party, deposited any such source code in escrow or otherwise provided access to such source code to any third party.

               (i) Except as would not be materially adverse to the business of Edify or its Subsidiaries, Edify and its Subsidiaries have taken reasonable steps with the intent of ensuring that their products (including existing products and technology and products and technology currently under development) will, when used in accordance with associated documentation on a specified platform or platforms, be capable upon installation of accurately processing, providing, and receiving date data from, into, and between the twentieth and twenty-first centuries, including the years 1999 and 2000, and making leap-year calculations, provided that all other non-Edify or Edify Subsidiary products (e.g., hardware, software and firmware) used in or in combination with Edify's or its Subsidiaries' products, properly exchange data with Edify's and its Subsidiaries products.

        3.26   ADDITIONAL INFORMATION.

        The information contained in Edify's registration statement on Form 8-A relating to the Edify Common Stock, as filed with the SEC, and all other reports filed subsequent thereto through the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act did not at the respective dates of filing with the SEC contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV
                      REPRESENTATIONS AND WARRANTIES OF S1

        S1 hereby makes the following representations and warranties to Edify and each Seller as set forth in this Article IV, subject to the exceptions disclosed in writing in the S1 Disclosure Schedule as of the date hereof, each of which is being relied upon by Edify as a material inducement to enter into and perform this Agreement. All of the disclosure schedules of S1 referenced below or otherwise required of S1 pursuant to this Agreement, which disclosure schedules shall be cross-referenced to the specific sections and subsections of this Agreement and delivered herewith, are referred to herein as the "S1 Disclosure Schedule."

        4.1    CORPORATE ORGANIZATION.

        (a) S1 is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. S1 has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of S1, copies of which have previously been made available to Edify, are true, correct and complete copies of such documents as in effect as of the date of this Agreement.

        (b) Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Subsidiary of S1 (each, a "S1 Subsidiary") and the jurisdiction of its organization is set forth at Section 4.1(b) of the S1 Disclosure Schedule. Each S1 Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each S1 Subsidiary has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of any material business conducted by it or the character or location of any material properties or assets owned or leased by it makes such licensing or qualification necessary. The chartering and other corporate governance documents of each S1 Subsidiary, copies of which have previously been made available to Edify, are true, correct and complete copies of such documents as in effect as of the date of this Agreement.

        4.2    CAPITALIZATION.

        (a) The authorized capital stock of S1 consists of (i) 60,000,000 shares of S1 Common Stock, of which 25,428,778 shares were outstanding at May 10, 1999 and (ii) 5,000,000 shares of serial preferred stock, par value $.01 per share ("S1 Preferred Stock"), 1,637,832 shares of which were designated as "Series A Convertible Preferred Stock," 749,604 of which were designated as "Series B Redeemable Convertible Preferred Stock" and 215,000 shares of which were designated as "Series C Redeemable Convertible Preferred Stock." At May 10, 1999, 466,450 shares of Series A Convertible Preferred Stock, 749,604 shares of Series B Redeemable Convertible Preferred Stock and 215,000 shares of Series C Redeemable Convertible Preferred Stock were outstanding. At such date, there were 12,353,798 shares of S1 Common Stock reserved for issuance pursuant to employee stock options (of which options for 9,607,750 shares are currently outstanding). All of the issued and outstanding shares of S1 Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, and upon issuance in accordance with the terms hereof, the shares of S1 Common Stock to be issued in the Merger (including, without limitation, upon exercise of options to purchase Edify Common Stock) are duly authorized and upon issuance in accordance with the terms hereof, will be validly issued, and fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except as set forth above, S1 does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of S1 Common Stock or S1 Preferred Stock or any other equity securities of S1 or any securities presenting the right to purchase or otherwise receive any shares of S1 Common Stock or S1 Preferred Stock, other than as set forth at Section 4.2(a) of the S1 Disclosure Schedule.

        (b) Except as set forth at Section 4.2(b) of the S1 Disclosure Schedule, S1 owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of the S1 Subsidiaries, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No S1 Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

        4.3    AUTHORITY; NO VIOLATION.

        (a) S1 has full corporate power and authority to execute and deliver this Agreement, and, subject to approval by the holders of a majority of the shares of S1 Common Stock represented in person or by proxy at the meeting of S1 stockholders at which the issuance of the shares of S1 Common Stock in the Merger contemplated hereby (the "S1 Issuance") is considered, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of S1. The Board of

Directors of S1 has declared the S1 Issuance and this Agreement advisable and directed that S1 Issuance be submitted to S1's stockholders for approval at a special meeting of such stockholders and, except for the approval of such matters by the requisite vote of S1's stockholders, no other corporate proceedings on the part of S1 (except for matters related to setting the date, time, place and record date for the special meeting) are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement and the Option Agreement have been duly and validly executed and delivered by S1 and (assuming due authorization, execution and delivery by Merger Sub and Edify) constitute valid and binding obligations of S1, enforceable against S1 in accordance with their terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar law affecting creditors' rights and remedies generally.

        (b) Merger Sub has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Merger Sub. The Board of Directors of Merger Sub has declared this Agreement advisable and directed that approval of this Agreement and the Merger be submitted to Merger Sub's stockholder for approval by such stockholder and, except for the approval of such matters by the required vote of Merger Sub's stockholder, no other corporate proceedings on the part of Merger Sub (except for matters related to setting the date, time, place and record date for the special meeting, if applicable) are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Merger Sub and (assuming due authorization, execution and delivery by S1 and Edify) constitutes valid and binding obligations of Merger Sub, enforceable against Merger Sub in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar law affecting creditors' rights and remedies generally. All of the outstanding shares of Merger Sub common stock, par value $.01 per share, have been duly authorized, validly issued and are fully paid and non-assessable and are owned by S1. Merger Sub was formed for the purpose of consummating the Merger and has no material liabilities.

        (c) Neither the execution and delivery of this Agreement by S1 or Merger Sub nor the consummation by S1 or Merger Sub of the transactions contemplated hereby or thereby, nor compliance by S1 or Merger Sub with any of the terms or provisions hereof or thereof, will (i) violate any provision of (x) the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of S1 or (y) the Certificate of Incorporation or Bylaws of Merger Sub, or
(ii) assuming that the consents and approvals referred to in Section 4.4 are duly obtained, (x) violate any Laws applicable to S1 or Merger Sub or any of their properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of S1 or Merger Sub under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which S1 or Merger Sub is a party, or by which S1 or Merger Sub or any of their properties or assets may be bound or affected, except, in each case, where such violation, conflict, breach, loss, default, termination, cancellation or acceleration would not have a Material Adverse Effect on S1.

        4.4    CONSENTS AND APPROVALS.

        (a) Except for (i) the effectiveness of the Registration Statement containing the Proxy Statement/Prospectus in connection with obtaining stockholder approval of the S1 Issuance by the requisite vote of stockholders of S1, (ii) the approval of this Agreement and the issuance of S1 Common Stock in the Merger by the requisite vote of the stockholders of S1 and Merger Sub, respectively, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or related) laws and, if applicable, the HSR Act, and the securities or antitrust laws of any foreign country, (v) such filings and approvals as are required to be made or obtained with Nasdaq (or such other exchange as may be applicable) in connection with the issuance of the shares of S1 Common Stock pursuant to this Agreement, and (vi) such other consents and approvals as may be set forth in Section 4.4(a) of the S1 Disclosure Schedule, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with (1) the execution and delivery by S1 of this Agreement and the Option Agreement, and (2) the consummation by S1 of the Merger and the other transactions contemplated hereby, except for such consents, approvals or filings the failure of which to obtain will not have (x) a material adverse effect on the ability of S1 or Merger Sub to consummate the transactions contemplated hereby or (y) a Material Adverse Effect on Edify, S1 or the Surviving Corporation following the Effective Time.

        (b) S1 hereby represents to Edify that it has no knowledge of any reason why approval or effectiveness of any of the applications, notices or filings referred to in Section 4.4(a) cannot be obtained or granted on a timely basis.

        4.5    FINANCIAL STATEMENTS; EXCHANGE ACT FILINGS; BOOKS AND RECORDS.

        S1 has previously made available to Edify true, correct and complete copies of the consolidated balance sheets of S1 and its Subsidiaries as of December 31 for the fiscal years 1998 and 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal years 1996 through 1998, inclusive, as reported in S1's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed with the SEC under the Exchange Act, in each case accompanied by the audit report of KPMG LLP, independent public accountants with respect to S1, and the interim financial statements of S1 as of and for the three months ended March 31, 1998 and 1997, as included in S1's quarterly report on Form 10-Q for the quarter ended March 31, 1999, as filed with the SEC. The financial statements referred to in this
Section 4.5 (including the related notes, where applicable) fairly present, and the financial statements referred to in Section 6.8 hereof will fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount), the results of the consolidated operations and consolidated financial condition of S1 and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply, and the financial statements referred to in Section 6.8 hereof will comply, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been, and the financial statements referred to in Section 6.8 hereof will be, prepared in accordance with GAAP consistently applied during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q or any successor form. S1's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and all subsequently filed reports under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act comply in all material respects with the appropriate requirements for such reports under the Exchange Act, and S1 has previously made available to Edify true, correct and complete copies of such reports. The books and records of S1 and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements.

        4.6    BROKER'S FEES.

        Neither S1 nor any S1 Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement or the Option Agreement, except that S1 has engaged, and will pay a fee or commission to BancBoston Robertson Stephens, Inc. ("BBRS") in accordance with the terms of a letter agreement between BBRS and S1, dated April 9, 1999, a true, complete and correct copy of which has been provided to Edify.

        4.7    ABSENCE OF CERTAIN CHANGES OR EVENTS.

        (a) Except as disclosed in S1's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, or any other report filed since December 31, 1998, under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, true, correct and complete copies of which have previously been made available to Edify, since December 31, 1998, (i) neither S1 nor any S1 Subsidiary has incurred any material liability, except as contemplated by this Agreement, in the ordinary course of their businesses consistent with their past practices, or as contemplated by that certain share exchange agreement by and among S1, FICS Group N.V. and the shareholders of FICS Group N.V., dated as of even date herewith, and (ii) no event has occurred which has had, or would have, individually or in the aggregate, a Material Adverse Effect on S1.

        (b) Since December 31, 1998, S1 and each S1 Subsidiary has carried on its respective businesses in the ordinary and usual course consistent with past practices.

        4.8    LEGAL PROCEEDINGS.

        (a) Except as set forth at Section 4.8 of the S1 Disclosure Schedule, neither S1 nor any of its Subsidiaries is a party to any, and there are no pending or, to S1's knowledge, threatened, legal, administrative, arbitration or other proceedings, claims, actions or governmental or regulatory investigations of any nature against S1 or any of its Subsidiaries or which challenge the validity or propriety of the transactions contemplated by this Agreement or the Option Agreement as to which there is a reasonable probability of success.

        (b) There is no injunction, order, judgment, decree, or regulatory restriction imposed upon S1, any of its Subsidiaries or the assets of S1 or any of its Subsidiaries.

        (c) No Governmental Entity has at any time challenged in a writing delivered to S1 the legal right of S1 to design, manufacture, offer or sell any of its products or services in the present manner or style thereof. As of the date hereof, to the knowledge of S1, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that would reasonably be expected to, cause or provide a bona fide basis for a director or executive officer of S1 to seek indemnification from S1.

        4.9    TAXES AND TAX RETURNS.

        For purposes of this Section 4.9, S1 shall include S1 and each S1 Subsidiary and each other affiliated or related corporation or entity if S1 or any S1 Subsidiary has or could have any material liability for the Taxes of such corporation or entity. S1 has duly filed all Tax Returns required to be filed by it on or before the date hereof (all such returns being accurate and complete in all material respects) and has duly paid or made provision in the financial statements referred to in Sections 4.5 and 6.8 hereof in accordance with GAAP for the payment of all material Taxes that have been incurred or are due or claimed to be due from it by Taxing Authorities on or before the date hereof other than Taxes (a) that (x) are not yet delinquent or (y) are being contested in good faith and set forth in Section 4.9 of the S1 Disclosure Schedule and (b) that have not been finally determined. The charges, accruals, and reserves with respect to Taxes in the financial statements referred to in Sections 4.5 and 6.8 are adequate (determined in accordance with GAAP) and are at least equal to its liability for Taxes. There exists no proposed tax assessment against S1 except as disclosed in the financial statements referred to in Sections 3.5 and 6.8 hereof in accordance with GAAP. No consent to the application of Section 341(f)(2) of the Code has been filed with respect to any property or assets held, acquired, or to be acquired by S1. All Taxes that S1 is or was required to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Taxing Authority. All liability with respect to the Tax Returns of S1 has been satisfied for all years to and including 1998. No Taxing Authority has notified S1 of, or otherwise asserted, that there are any material deficiencies with respect to the Tax Returns of S1 subsequent to 1994. There are no material disputes pending, or claims asserted for, Taxes or assessments of S1, nor has S1 given or been requested to give any currently effective waiver extending the statutory period of limitation applicable to any Tax Return. In addition, Tax Returns that are accurate and complete in all material respects have been filed by S1 for all periods for which returns were due with respect to income and employment tax withholding with respect to wages and other income and the amounts shown on such Tax Returns to be due and payable have been paid in full or adequate provision therefor in accordance with GAAP has been included by S1 in the financial statements referred to in Sections 4.5 and 6.8 hereto. All S1 Tax Returns have been examined by the relevant Taxing Authorities, or closed without audit by applicable statutes of limitations, and all deficiencies proposed as a result of such examinations have been paid or settled, for all periods before and including the taxable year ended December 31, 1994. S1 has provided or made available to Edify complete and correct copies of its Tax Returns and all material correspondence and documents, if any, relating directly or indirectly to Taxes for each taxable year or other relevant period as to which the applicable statute of limitations has not run on the date hereof. For this purpose, "correspondence and documents" include, without limitation, amended Tax Returns, pending claims for refunds, notices from Taxing Authorities of proposed changes or adjustments to Taxes or Tax Returns that have not been finally resolved, consents to assessment or collection of Taxes, acceptances of proposed adjustments, closing agreements, rulings and determination letters and requests therefor, and all other written communications to or from Taxing Authorities relating to any material Tax liability of S1.

        4.10   EMPLOYEE PLANS.

        (a) For purposes of this Section 4.10, S1 shall include each of its Subsidiaries and any other entity that together with S1 would be deemed a "single employer" for purposes of ERISA (determined without regard to whether such entity conducts business in the United States). Section 4.10(a) of the S1 Disclosure Schedule sets forth a true and complete list of each ERISA Plan and each other plan, arrangement or agreement providing benefits to the current or former employees of S1 that as of the date of this Agreement S1 maintains, to which S1 contributes or under which S1 has any liability, or within the last six years that S1 has maintained, to which S1 has contributed or under which S1 has had any liability (collectively, the "S1 Plans"). Each S1 Plan that is an ERISA Plan is referred to as a "S1 ERISA Plan."

        (b) S1 has heretofore made available to S1 true, correct and complete copies of each of the S1 Plans and all related documents, including but not limited to (i) the actuarial report for such S1 Plan (if applicable) for each of the last five years, (ii) the most recent determination letter from the IRS (if applicable) for each S1 ERISA Plan, (iii) the current summary plan description and any summaries of material modification for each S1 ERISA Plan and any corresponding document for each other S1 Plan, (iv) all annual reports for each S1 ERISA Plan filed for the preceding five plan years and any annual or other periodical financial information concerning any other S1 Plan filed with any governmental agency, (v) all agreements with fiduciaries and service providers relating to the S1 Plan, (vi) all substantive correspondence relating to any such S1 Plan addressed to or received from any governmental agency or authority,
(vii) all personnel, payroll, and employment manuals and policies, and (viii) a written description of any S1 Plan that is not otherwise in writing.

        (c) S1 has performed all of its obligations under all S1 Plans. S1 has made appropriate entries in the financial statements referred to in Sections
4.5 and 6.8 hereof in accordance with GAAP for all obligations and liabilities under the S1 Plans. No statement, either written or oral, has been made by S1 with regard to any S1 Plan that was not in accordance with the S1 Plan and that could have an Material Adverse Effect on S1. S1 has no liability to the IRS, the U.S. Pension Benefit Guaranty Corporation or to any other governmental or quasi-governmental agency or authority with respect to any S1 Plan. No S1 ERISA Plan is subject to title IV of ERISA.

        (d) Except as set forth at Section 4.10(d) of the S1 Disclosure Schedule, (i) each of the S1 Plans has been operated and administered in all material respects in compliance with applicable Laws, including, but not limited, in the case of each S1 ERISA Plan, to ERISA and the Code, (ii) each of the S1 ERISA Plans intended to be "qualified" within the meaning of Section 401 of the Code is so qualified and S1 has received a determination letter or opinion letter from the IRS to such effect, which letter remains in full force and effect, (iii) with respect to each S1 ERISA Plan that is subject to the funding requirements of ERISA and the Code, the present value of accrued benefits under such S1 Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such S1 Plan's actuary with respect to such S1 Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such S1 Plan allocable to such accrued benefits, (iv) no S1 Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of S1 beyond their retirement or other termination of service, other than (a) coverage mandated by applicable Law, (b) death benefits or retirement benefits under an S1 Plan that also provides post-retirement income, annuity or pension benefits (including an "employee pension plan" as that term is defined in ERISA), (c) deferred compensation benefits under an S1 Plan that are accrued as liabilities in the financial statements referred to in Sections 4.5 and 6.8 hereof in accordance with GAAP, or (d) benefits the full cost of which is borne by the current or former employee (or his beneficiary), (v) no liability under Title IV of ERISA has been incurred by S1 that has not been satisfied in full, and no condition exists that presents a material risk of S1 incurring a material liability thereunder, (vi) no S1 ERISA Plan is a "multiemployer pension plan," as such term is defined in ERISA and no other S1 Plan is maintained pursuant to any collective bargaining agreement or other agreement with a labor union or other authorized representative of labor, (vii) all contributions or other amounts payable by S1 with respect to each S1 Plan and all other liabilities of each such entity with respect to each S1 Plan, in respect of current or prior plan years have been paid or accrued in the financial statements referred to in Sections 4.5 and 6.8 hereof in accordance with GAAP and, in the case of a S1 ERISA Plan, ERISA and the Code, (viii) S1 has not engaged in a "prohibited transaction" as defined in ERISA or the Code in connection with which S1 could be subject to either any material excise tax or civil penalty assessed pursuant to ERISA or the Code, (ix) to the knowledge of S1, there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the S1 Plans or any trusts related thereto, (x) all S1 Plans could be terminated as of the Closing without material liability in excess of the amount accrued therefor in the financial statements referred to in Sections 4.5 and 6.8 hereof in accordance with GAAP; (xi) except with respect to nonqualified stock options granted to employees, no S1 Plan, either individually or collectively, provides for any material payment by S1 that would not be deductible for U.S. federal income tax purposes; (xii) no "accumulated funding deficiency" as defined in ERISA or the Code, whether or not waived, and no "unfunded current liability" as determined under the Code exists with respect to any S1 ERISA Plan; (xiii) no S1 ERISA Plan has experienced a "reportable event" (as such term is defined in ERISA and regulations thereunder) that is not subject to an administrative or statutory waiver from the reporting requirement.

        4.11   CERTAIN CONTRACTS.

        (a) Except as set forth at Section 4.11 of the S1 Disclosure Schedule, neither S1 nor any of its Subsidiaries is a party to or bound by any contract, arrangement or commitment (i) with respect to the employment of any directors, officers, employees or consultants (other than standard offer letters which provide for not more than at-will employment), (ii) which, upon execution of this Agreement or the consummation of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from S1, Edify or any of their respective Subsidiaries to any director, officer or employee thereof, (iii) with or to a labor union or guild (including any collective bargaining agreement), (iv) except as set forth on Section 4.11(a)(iv) of the S1 Disclosure Schedule, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement (including as to this clause
(iv), any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan), (v) containing any covenant materially limiting the right of S1 or any of its Subsidiaries to engage in any line of business or to compete with any person or granting any exclusive distribution rights, (vi) relating to the disposition or acquisition by S1 or any of its Subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which S1 or any of its Subsidiaries has any material ownership interest in any corporation, partnership, joint venture or other business enterprise other than S1's Subsidiaries that is material to S1's business as currently conducted, or (vii) to provide source code to any third party for any product or technology that is material to S1 and its Subsidiaries taken as a whole. Except as set forth at Section 4.11 of the S1 Disclosure Schedule, there are no employment, consulting and deferred compensation agreements to which S1 or any of its Subsidiaries is a party.
Section 4.11(a) of the S1 Disclosure Schedule sets forth a list of all material contracts (as defined in Item 601(b)(10) of Regulation S-K) of S1 and its Subsidiaries. Each contract, arrangement or commitment of the type described in this Section 4.11(a), whether or not set forth in Section 4.11(a) of the S1 Disclosure Schedule, is referred to herein as a "S1 Contract," and neither S1 nor any of its Subsidiaries has received notice of, nor do any executive officers of such entities know of, any violation of any S1 Contract.

        (b) (i) Each S1 Contract is valid and binding and in full force and effect as to the obligations of S1 thereunder, and to the knowledge of S1, is valid and binding and in full force and effect as to the obligations by the third parties thereto, (ii) S1 and each of its Subsidiaries has, and to the knowledge of S1, each third party has, in all material respects performed all obligations required to be performed by it to date under each S1 Contract, and
(iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of S1 or any of its Subsidiaries under any such S1 Contract or, to the knowledge of S1, any third party thereto.

        4.12   ENVIRONMENTAL MATTERS.

        (a) Each of S1 and the S1 Subsidiaries is in compliance in all material respects with all applicable laws and regulations relating to pollution or protection of the environment (including without limitation, laws and regulations relating to emissions, discharges, releases and threatened releases of Hazardous Materials (as hereinafter defined), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials;

        (b) There is no suit, claim, action, proceeding, investigation or notice pending or, to the knowledge of S1 and its Subsidiaries threatened (or past or present actions or events that could form the basis of any such suit, claim, action, proceeding, investigation or notice), in which S1 or any S1 Subsidiary has been or, with respect to threatened suits, claims, actions, proceedings, investigations or notices may be, named as a defendant (x) for alleged material noncompliance (including by any predecessor), with any environmental law, rule or regulation or (y) relating to any material release or threatened release into the environment of any Hazardous Material, occurring at or on a site owned, leased or operated by S1 or any S1 Subsidiary, or to the knowledge of S1, relating to any material release or threatened release into the environment of any Hazardous Material, occurring at or on a site not owned, leased or operated by S1 or any S1 Subsidiary;

        (c) To the knowledge of S1 and its Subsidiaries, during the period of S1's or any S1 Subsidiary's ownership or operation of any of its properties, there has not been any material release of Hazardous Materials in, on, under or affecting any such property.

        (d) For purposes of this Section 4.12, the term "Hazardous Material" means any hazardous waste, petroleum product, polychlorinated biphenyl, chemical, pollutant, contaminant, pesticide, radioactive substance, or other toxic material, or other material or substance (in each such case, other than small quantities of such substances in retail containers) regulated under any applicable environmental or public health statute, law, ordinance, rule or regulation.

        4.13   PROPERTIES AND ASSETS.

        Except for (a) items reflected in S1's consolidated financial statements as of December 31, 1998 referred to in Section 4.5 hereof, (b) exceptions to title that do not interfere materially with S1's or any S1 Subsidiary's use and enjoyment of owned or leased real property, (c) liens for current real estate taxes not yet delinquent, or being contested in good faith, properly reserved against (and reflected on the financial statements referred to in Section 4.5 above), (d) properties and assets sold or transferred in the ordinary course of business consistent with past practices since December 31, 1998, and (e) items listed in Section 4.13 of the S1 Disclosure Schedule, S1 and each S1 Subsidiary have good and, as to owned real property, marketable and insurable title to all their properties and assets, free and clear of all liens, claims, charges and other encumbrances. S1 and each S1 Subsidiary, as lessees, have the right under valid and subsisting leases to occupy, use and possess all property leased by them, and neither S1 nor any S1 Subsidiary has experienced any material uninsured damage or destruction with respect to such properties since December 31, 1998. All properties and assets used by S1 and each S1 Subsidiary are in good operating condition and repair (subject to ordinary wear and tear) and comply in all material respects with all Laws relating thereto now in effect or scheduled to come into effect. S1 and each S1 Subsidiary enjoy peaceful and undisturbed possession under all leases for the use of all property under which they are the lessees, and all leases to which S1 or any S1 Subsidiary is a party are valid and binding obligations of S1, and to the knowledge of S1, with respect to the respective third parties thereto, enforceable in accordance with the terms thereof. Neither S1 nor any S1 Subsidiary is in material default with respect to any such lease, and there has occurred no default by S1 or any S1 Subsidiary or event which with the lapse of time or the giving of notice, or both, would constitute a material default under any such lease. There are no Laws, conditions of record, or other impediments which interfere with the intended use by S1 or any S1 Subsidiary of any of the property owned, leased, or occupied by them.

        4.14   INSURANCE.

        The existing insurance carried by S1 and S1 Subsidiaries is and will continue to be, in respect of the nature of the risks insured against and the amount of coverage provided, substantially similar in kind and amount to that customarily carried by parties similarly situated who own properties and engage in businesses substantially similar to that of S1 and the S1 Subsidiaries, and is sufficient for compliance by S1 and the S1 Subsidiaries with all requirements of Law and agreements to which S1 or any of the S1 Subsidiaries is subject or is party.

        4.15   COMPLIANCE WITH APPLICABLE LAWS.

        Each of S1 and any S1 Subsidiary has complied in all material respects with all Laws applicable to it or to the operation of its business. Neither S1 nor any S1 Subsidiary has received any written notice of any material alleged or threatened claim, violation, or liability under any such Laws that has not heretofore been cured and for which there is no remaining liability.

        4.16   S1 INFORMATION.

        None of the information supplied or to be supplied by or on behalf of S1 for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by S1 with respect to statements made or incorporated by reference therein about Edify supplied by Edify for inclusion or incorporation by reference in the Registration Statement. None of the information supplied or to be supplied by or on behalf of S1 for inclusion or incorporation by reference in the Proxy Statement/Prospectus will, at the time the Proxy Statement/Prospectus is mailed to the stockholders of Edify or S1, at the time of Edify stockholders' meeting or S1 stockholders' meeting or as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Registration Statement and the Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC thereunder, except that no representation or warranty is made by S1 with respect to statements made or incorporated by reference therein about Edify supplied by Edify for inclusion or incorporation by reference in the Proxy Statement/Prospectus.

        4.17   INTELLECTUAL PROPERTY.

        Except, in each case, as set forth in Section 4.17 of the Edify Disclosure Schedule:

               (a) (i) S1 and its Subsidiaries own, free and clear of liens, orders and arbitration awards, or are licensed or otherwise possess valid and enforceable rights to use all patents, trademarks, trade names, service marks, copyrights and any applications therefor, schematics, technology, know-how, trade secrets, ideas, algorithms, processes, Software (as defined below), and tangible or intangible proprietary information or material ("Intellectual Property") that are used in the business of S1 and its Subsidiaries. "Software" means any and all (i) computer programs and applications, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, (iv) the technology supporting any Internet site(s) operated by or on behalf of S1 or any of its Subsidiaries, and (v) all documentation, including user manuals and training materials, relating to any of the foregoing.

                      (ii) Except as would not be materially adverse to the business of S1 or its Subsidiaries, S1 and its Subsidiaries have taken reasonable steps to protect their Intellectual Property. There is no litigation pending or, to the knowledge of S1 and its Subsidiaries, threatened or any written claim from any person challenging the ownership, use, validity or enforceability of any Intellectual Property.

                      (iii) No material patent, trademark, service mark, copyright, trade secret, computer software or other intellectual property right other than the Intellectual Property set forth on Schedule 4.17 is necessary to conduct the businesses of S1 and its Subsidiaries as presently conducted.

               (b) Schedule 4.17 lists all (i) patents, patent applications, registered and unregistered trademarks, trade names and service marks and registered copyrights owned by S1 included in the Intellectual Property, including the jurisdictions in which each such item of Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) material licenses, sublicenses and other agreements as to which S1 and its Subsidiaries are a party and pursuant to which any person is authorized to use any Intellectual Property, and
(iii) licenses, sublicenses and other agreements as to which S1 and its Subsidiaries are a party and pursuant to which S1 and its Subsidiaries are authorized to use any third party patents, trademarks or copyrights, including Software ("Third Party Intellectual Property Rights") which are incorporated in, are or form a part of any S1 or Subsidiary product.

               (c) (i) To the knowledge of S1 and its Subsidiaries, there is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of S1 or its Subsidiaries, any trade secret material to S1 or its Subsidiaries, or any Intellectual Property right of any third party to the extent licensed by or through S1 or its Subsidiaries, by any employee of S1 or S1 Subsidiary or third party for whom S1 is responsible. Except as set forth in Schedule 4.17, there are no royalties, fees or other payments payable by S1 or its Subsidiaries to any person by reason of the ownership, use, sale or disposition of Intellectual Property.

                      (ii) To the knowledge of S1 and its Subsidiaries, there has been no prior use of S1's registered trademarks by any third party which would confer upon said third party superior rights in such trademarks. S1 and its Subsidiaries have taken reasonable steps to adequately police the trademarks against third party infringement, and the material trademarks registered in the United States have been continuously used in the form appearing in, and in connection with the goods and services listed in, their respective registration certificates or any amendment, supplement or office action related thereto.

               (d) S1 and its Subsidiaries are not, nor will they be as a result of the execution and delivery of this Agreement or the performance of their obligations under this Agreement, in breach of any material license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights, and the execution and delivery of this Agreement or the performance of the obligations under this Agreement by S1 and its Subsidiaries will not result in the loss or impairment of, or give rise to any right of any third party to terminate, any of S1's or any of its Subsidiaries' rights to own any of its Intellectual Property or their respective rights under any material license agreements, nor require the consent of any Governmental Entity or third party in respect of any such Intellectual Property.

               (e) S1 and its Subsidiaries (i) have no knowledge (including knowledge of any litigation pending or threatened or any written claim from any person) or reason to believe that the conduct of their businesses infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party; and (ii) have not advised any third party that such third party may be infringing any Intellectual Property or breaching any license or agreement involving Intellectual Property and have not brought or threatened any claim against such third party for such conduct.

               (f) The Software owned or purported to be owned by S1 or any of its Subsidiaries, was either (i) developed by employees of S1 or any of its Subsidiaries within the scope of their employment; (ii) developed by independent contractors or consultants who have assigned their rights to S1 or any of its Subsidiaries pursuant to written agreements; or (iii) otherwise acquired by S1 or its Subsidiary from a third party.

               (g) All employees and independent contractors and consultants of S1 and its Subsidiaries have executed and delivered to S1 or its Subsidiaries, as the case may be, agreements regarding the protection of proprietary information and the assignment to S1 or its Subsidiaries of any Intellectual Property arising from services performed for S1 or its Subsidiaries by such persons.

               (h) S1 and its Subsidiaries have obtained or entered into written agreements with their employees and with third parties, in transactions deemed appropriate, in connection with the disclosure to, or use or appropriation by, employees and third parties, of trade secret or proprietary information owned by S1 and its Subsidiaries and not otherwise protected by a patent, a patent application, copyright, trademark, or other registration or legal scheme ("S1 Confidential Information"), and do not know of any situation involving such employee or third party use, disclosure or appropriation of S1 Confidential Information where the lack of such a written agreement is likely to result in any Material Adverse Effect. Except as set forth in Schedule 4.17, neither S1 nor any of its Subsidiaries have furnished the source code of any of their Software products to any third party, deposited any such source code in escrow, or otherwise provided access to such source code to any third party.

               (i) Except as would not be materially adverse to the business of S1 or its Subsidiaries, S1 and its Subsidiaries have taken reasonable steps with the intent of ensuring that their products (including existing products and technology and products and technology currently under development) will, when used in accordance with associated documentation on a specified platform or platforms, be capable upon installation of accurately processing, providing, and receiving date data from, into, and between the twentieth and twenty-first centuries, including the years 1999 and 2000, and making leap-year calculations, provided that all other non-S1 or S1 Subsidiary products (e.g., hardware, software and firmware) used in or in combination with S1's or its Subsidiaries' products, properly exchange data with S1's and its Subsidiaries products.

        4.18   BBRS FAIRNESS OPINION.

        S1 has received an opinion from BancBoston Robertson Stephens, Inc. to the effect that, in its opinion, the consideration to be paid to by S1 to the stockholders of Edify hereunder is fair to such stockholders from a financial point of view (the "BBRS Fairness Opinion"), and, except as set forth in
Schedule 4.18 of the S1 Disclosure Schedule, BancBoston Robertson Stephens, Inc. has consented to the inclusion of the BBRS Fairness Opinion in the Registration Statement.

        4.19   MERGER SUB BOARD APPROVAL.

        The Board of Directors of Merger Sub (including any required committee or subgroup of the Board of Directors of Merger Sub) has, as of the date of this Agreement, determined (i) that the Merger is fair to, and in the best interests of Merger Sub and its stockholders and (ii) to recommend that the stockholders of Merger Sub approve and adopt this Agreement and approve the Merger.

        4.20   S1 BOARD APPROVAL.

        The Board of Directors of S1 (including any required committee or subgroup of the Board of Directors of S1) has, as of the date of this Agreement, determined that it is in the best interests of S1 and its stockholders to approve the issuance of shares of S1 Common Stock in the Merger pursuant to the terms and conditions of this Agreement.

        4.21   AGREEMENTS WITH REGULATORY AGENCIES.

        S1 (i) is not subject to any cease-and-desist or other order issued by,
(ii) is not a party to any Regulatory Agreement with, and (iii) has not adopted any board resolutions at the request of, any Governmental Entity that restricts the conduct of its business or that in any manner relates to its management or its business, nor has S1 been advised by any Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.

        4.22   CERTIFICATE OF INCORPORATION.

        The Board of Directors of S1 has approved S1's entering into this Agreement and the Option Agreement, and the transactions contemplated thereby, such that under S1's Certificate of Incorporation the only vote of S1 stockholders necessary to consummate the transactions contemplated hereby (including the Merger and the S1 Issuance) is the approval of the S1 Issuance by the holders of a majority of the shares of S1 Common Stock represented in person or by proxy at a meeting of S1 stockholders held for such purpose.

        4.23   AFFILIATES.

        Each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act) of S1 is listed at Section
4.23 of the S1 Disclosure Schedule, and except as indicated thereon each such person has delivered to S1, concurrently with the execution of this Agreement, a stockholder agreement in the form of Exhibit D hereto (the "S1 Stockholder Agreement").

        4.24   ADDITIONAL INFORMATION.

               The information contained in S1's registration statement on Form 8-A, as filed with the SEC on September 30, 1998, and all other reports filed subsequent thereto through the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act, did not at the respective dates of filing with the SEC contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE V
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

        5.1    COVENANTS OF EDIFY.

        During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as expressly contemplated or permitted by this Agreement or the Option Agreement or with the prior written consent of S1, Edify and each Edify Subsidiary shall carry on their respective businesses in the ordinary course consistent with past practices. Edify will use its reasonable efforts to (x) preserve its business organization and that of each Edify Subsidiary intact, (y) keep available to itself and S1 the present services of the employees of Edify and each Edify Subsidiary and (z) preserve for itself and S1 the goodwill of the customers of Edify and each Edify Subsidiary and others with whom business relationships exist. Without limiting the generality of the foregoing, and except as set forth in the Edify Disclosure Schedule or as otherwise contemplated by this Agreement or consented to by S1 in writing, Edify shall not, and shall not permit any Edify Subsidiary to:

        (a) declare or pay any dividends on, or make other distributions in respect of, any of its capital stock;

        (b) (i) split, combine or reclassify any shares of its capital stock or, except as permitted by Section 5.1(c), issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock except upon the exercise or fulfillment of rights or options issued or existing pursuant to the Edify Stock Plans in accordance with their present terms, all to the extent outstanding and in existence on the date of this Agreement, or pursuant to the Option Agreement, or
(ii) repurchase, redeem or otherwise acquire (except repurchases of unvested shares at cost in connection with the termination of the employee relationship with any employee pursuant to stock option or purchase agreements in effect on the date of this Agreement), any shares of the capital stock of Edify or any Edify Subsidiary, or any securities convertible into or exercisable for any shares of the capital stock of Edify or any Edify Subsidiary;

        (c) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or, except as provided in
Section 5.1(k)(ii) hereof, any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing, other than (i) the grant of options under the 1996 Equity Plan, not to exceed 420,000 shares in the aggregate, to purchase Edify Common Stock to newly hired employees in amounts and on terms consistent with prior practice and at a price not less than the market price on the date of the grant, (ii) the issuance of Edify Common Stock pursuant to stock options or similar rights to acquire Edify Common Stock granted pursuant to the Edify Stock Plans outstanding prior to the date of this Agreement or granted under Section 5.1(c)(i) hereof and the Edify ESPP, in each case in accordance with their present terms and (iii) pursuant to the Option Agreement;

        (d) amend its Certificate of Incorporation, By-Laws or other similar governing documents;

        (e) authorize or permit any of its officers, directors, employees or agents to, directly or indirectly, solicit, initiate or knowingly encourage any inquiries relating to, or the making of any proposal for, hold substantive discussions or negotiations with, knowingly provide any information to, any person, entity or group (other than S1) concerning any Acquisition Transaction (as defined below), or approve, endorse or recommend any such proposal or enter into any letter of intent or similar document or any contract, agreement or commitment relating to any Acquisition Transaction. Notwithstanding the foregoing, Edify may enter into discussions or negotiations or knowingly provide information in connection with a possible Acquisition Transaction if the Board of Directors of Edify, after consultation with counsel, reasonably determines in the exercise of its fiduciary duty that such discussions or negotiations should be commenced or such information should be furnished. Edify shall promptly advise S1 of any discussions or negotiations concerning any Acquisition Transaction and communicate to S1 the material terms of any proposal, whether written or oral, which it may receive in respect of any such Acquisition Transaction and whether it is having discussions or negotiations with a third party about an Acquisition Transaction with or providing information in connection with, or which may lead to, an Acquisition Transaction with a third party. Edify will promptly cease and cause to be terminated any existing activities, discussions or negotiations previously conducted with any parties other than S1 with respect to any of the foregoing. As used in this Agreement, Acquisition Transaction shall mean any offer, proposal or expression of interest relating to (i) any tender or exchange offer, (ii) merger (other than the Merger), consolidation or other business combination involving Edify or any Edify Subsidiary, or (iii) the acquisition in any manner of a substantial equity interest in, or a substantial portion of the assets of Edify other than the transactions contemplated or permitted by this Agreement and the Option Agreement, involving or contemplating the acquisition or purchase of more than 20%, in the case of any class or series of capital stock or 20% in the case of the assets of Edify, as well as any lease or sale transaction out of the ordinary course of business of more than 20% of the assets of Edify or any liquidation or dissolution of Edify;

        (f)    make capital expenditures aggregating in excess of $75,000;

        (g) enter into any new line of business or, except in the ordinary course of business, (i) enter into any material contract (as defined in Item 601(b)(10) of Regulation S-K), or other contract requiring aggregate payments exceeding $100,000, or (ii) modify, amend or transfer in any material respect, or terminate, any material contract to which Edify or any of its Subsidiaries is a party or waive, release, or assign any material rights thereunder;

        (h) acquire or agree to acquire, by merging or consolidating with, or by purchasing an equity interest in or a material amount of assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any material amount of assets, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings, or in the ordinary course of business;

        (i) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue or in any of the conditions to the Merger set forth in
Article VII not being satisfied, or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law;

        (j) change its methods of accounting in effect at December 31, 1998 except as required by changes in GAAP as concurred to by S1's independent auditors;

        (k) (i) except as required by applicable law or to maintain qualification pursuant to the Code, adopt, amend, renew or terminate any Edify Plan or any agreement, arrangement, plan or policy between Edify or any Edify Subsidiary and one or more of its current or former directors or officers, (ii) except as permitted by Section 5.1(c), increase in any manner the compensation of any employee or director or pay any benefit not required by any plan or agreement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares), (iii) enter into, modify or renew any contract, agreement, commitment or arrangement providing for the payment to any director, officer or employee of compensation or benefits, other than normal annual increases in pay, consistent with past practice, (iv) hire any new employee at a level of director or above at an annual base salary compensation in excess of $125,000, (v) pay expenses of any employees or directors for attending conventions or similar meetings which conventions or meetings are held after the date hereof, other than in the ordinary course of business consistent with past practice, (vi) promote to a rank of director or more senior any employee, or (vii) pay any retention or other bonuses to any employees;

        (l) except for short-term borrowings with a maturity of one year or less in the ordinary course of business consistent with past practices, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

        (m) sell, purchase, enter into a lease, relocate, open or close any office;

        (n) make any equity investment or commitment to make such an investment in any entity or real estate;

        (o) make any investment, other than in the ordinary course of business consistent with past practices;

        (p)    sell, purchase or lease any real property;

        (q) waive any stock repurchase rights, accelerate, amend or change the period of exercisability of any options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

        (r) transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to material Intellectual Property other than in the ordinary course of business, or enter into grants to future patent rights, other than as may be required by applicable Laws;

        (s) take any action (including any action by its Board of Directors) to amend the terms of the Edify Rights Plan or otherwise to cause Edify's representation set forth in Section 3.24 hereof to be untrue in any respect; or

        (t) agree or commit to do any of the actions set forth in (a) - (s) above.

The consent of S1 to any action by Edify or any Edify Subsidiary that is not permitted by any of the preceding paragraphs shall be evidenced by a writing signed by the President or any Executive Vice President of S1.

        5.2    COVENANTS OF S1.

        During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with Edify's prior written consent, S1 shall not (i) take any action that would materially adversely affect S1's or Merger Sub's ability to consummate the transactions contemplated by this Agreement or materially delay consummation of the transaction contemplated by this Agreement or (ii) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue or in any of the conditions to the Merger set forth in Article VII not being satisfied, or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law.

        5.3    COMPLIANCE WITH ANTITRUST LAWS.

        Each of S1 and Edify shall use its reasonable best efforts to resolve objections, if any, which may be asserted with respect to the Merger under antitrust laws, including, without limitation and if applicable, the HSR Act. In the event a suit is threatened or instituted challenging the Merger as violative of antitrust laws, each of S1 and Edify shall use its reasonable best efforts to avoid the filing of, or resist or resolve such suit. S1 and Edify shall use their reasonable best efforts to take such action as may be required by: (a) the Antitrust Division of the Department of Justice or the Federal Trade Commission in order to resolve such objections as either of them may have to the Merger under antitrust laws, or (b) any federal or state court of the United States, in any suit brought by a private party or Governmental Entity challenging the Merger as violative of antitrust laws, in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order which has the effect of preventing the consummation of the Merger. Reasonable best efforts shall not include the willingness of S1 to accept an order agreeing to the divestiture, or the holding separate, of any assets of S1 or Edify which S1 reasonably determines to be material to S1 or to benefits of the transaction for which it has bargained for hereunder.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

        6.1    REGULATORY MATTERS.

        (a) Upon the execution and delivery of this Agreement, S1 and Edify (as to information to be included therein pertaining to Edify) shall promptly cause to be prepared and filed with the SEC a registration statement of S1 on Form S-4, including the Proxy Statement/Prospectus (the "Registration Statement") for the purpose of registering the S1 Common Stock to be issued in the Merger, and for soliciting the approval of this Agreement and the Merger by the stockholders of Edify and S1. S1 and Edify shall use their reasonable best efforts to have the Registration Statement declared effective by the SEC as soon as possible after the filing. The parties shall each promptly notify the other upon the receipt of any comments from the SEC or its staff, or any other governmental officials, supply each other with all such correspondence with any Governmental Entity other than confidential information, and cooperate in responding to and considering any questions or comments from the SEC staff regarding the information contained in the Registration Statement. If at any time after the Registration Statement is filed with the SEC, and prior to the Closing Date, any event relating to S1 or Edify is discovered by such party which should be set forth in an amendment of, or a supplement to, the Registration Statement, including the Prospectus/Proxy Statement (including, without limitation, any change in the Fairness Opinion), such party shall promptly inform the other, and shall furnish all necessary information relating to such event whereupon the appropriate party shall promptly cause an appropriate amendment to the Registration Statement or supplement to the Prospectus/Proxy Statement to be filed with the SEC. Upon the effectiveness of such amendment or supplement, the parties (if prior to the meetings of stockholders pursuant to Section 6.3 hereof) will take all necessary action as promptly as practicable to permit an appropriate amendment or supplement to be transmitted to their stockholders entitled to vote at such meetings. S1 shall also use reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. Each party shall furnish all information as may be reasonably requested by the other in connection with any such action.

        (b) As promptly as practicable following the execution and delivery of this Agreement, if applicable, each of Edify and S1 will prepare and file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "DOJ") Notification and Report Forms relating to the transactions contemplated herein and by the Option Agreement if and as required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed by the parties (the "Antitrust Filings"). The parties will comply with any requests for additional information relating to the Antitrust Filings and will use their reasonable best efforts to secure all required approvals of the Antitrust Filings.

        (c) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings (which shall include the Antitrust Filings), and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Merger). Edify and S1 shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Edify or S1 and Merger Sub, as the case may be, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement and will promptly notify each other of any communication with any Governmental Entity and provide the other with an opportunity to participate in any meetings with a Governmental Entity relating thereto; provided, however, that nothing contained herein shall be deemed to provide either party with a right to review any information provided to any Governmental Entity on a confidential basis in connection with the transactions contemplated hereby. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to contemplation of the transactions contemplated herein.

        (d) S1 and Edify shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval (defined in Section 7.1(c) hereof) will not be obtained or that the receipt of any such approval will be materially delayed.

        6.2    ACCESS TO INFORMATION.

        (a) Upon reasonable notice and subject to applicable Laws relating to the exchange of information, Edify shall provide to the officers, employees, accountants, counsel and other representatives of S1 and Merger Sub, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, Edify shall make available to S1 (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or other federal or state Laws and (ii) all other information concerning its business, properties and personnel as S1 may reasonably request (except as to information which is confidential or competitively sensitive ("Confidential Matters")). S1 will hold all such information in confidence to the extent required by, and in accordance with, the provisions of the Confidential Information and Non-disclosure Agreement between the parties dated April 12, 1999 (the "Confidentiality Agreement"). The parties agree and acknowledge that the Confidentiality Agreement will continue in full force and effect in accordance with its terms.

        (b) Upon reasonable notice and subject to applicable Laws relating to the exchange of information, S1 shall, and shall cause Merger Sub to, provide to the officers, employees, accountants, counsel and other representatives of Edify, access, during normal business hours during the period prior to the Effective Time, to such information regarding S1 (except as to Confidential Matters), as shall be reasonably necessary for Edify to fulfill its obligations pursuant to this Agreement or which may be reasonably necessary for Edify to confirm that the representations and warranties of S1 contained herein are true and correct and that the covenants of S1 contained herein have been performed in all material respects. S1 also will provide a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or other federal or state banking Laws and all other information concerning its business as Edify may reasonably request (except Confidential Matters). Edify will hold all such information in confidence to the extent required by, and in accordance with, the provisions of the Confidentiality Agreement.

        (c) No investigation by either of the parties or their respective representatives shall affect the representations and warranties of the other set forth herein.

        (d) Edify shall provide S1 with true, correct and complete copies of all financial information provided to directors of Edify in connection with meetings of its Boards of Directors or committees thereof, except as to Confidential Matters.

        6.3    STOCKHOLDER MEETINGS.

               (a) Edify shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders within 45 days after the Registration Statement becomes effective for the purpose of voting upon the approval of this Agreement and the Merger (the "Edify Special Meeting"). The Board of Directors of Edify shall recommend to Edify's stockholders approval of this Agreement, including the Merger, and the transactions contemplated hereby, together with any matters incident thereto, and shall oppose any third party proposal or other action that is inconsistent with this Agreement or the consummation of the transactions contemplated hereby, unless the Board of Directors of Edify reasonably determines, following consultation with Edify's legal counsel, that to withdraw such recommendation or opposition, as the case may be, would be required in the exercise of its fiduciary duties.

               (b) S1 shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders within 45 days after the Registration Statement becomes effective for the purpose of voting upon the approval of the S1 Issuance (the "S1 Special Meeting"). The Board of Directors of S1 shall recommend to S1's stockholders approval of the S1 Issuance.

               (c) Edify and S1 will coordinate and cooperate with respect to the timing of, calling, mailing notice and convening the Edify Special Meeting and the S1 Special Meeting.

        6.4    LEGAL CONDITIONS TO MERGER.

        Each of S1 and Edify shall use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party with respect to the Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by Edify or S1 in connection with the Merger and the other transactions contemplated by this Agreement.

        6.5    STOCK EXCHANGE LISTING.

        S1 shall cause the shares of S1 Common Stock to be issued in the Merger and pursuant to options referred to herein to be approved for quotation on the Nasdaq Stock Market National Market System (or such other national securities exchange on which the S1 Common Stock has become listed, or approved for listing) prior to the Closing.

        6.6    EMPLOYEES.

        (a) S1 agrees that, at the Effective Time, it will grant options pursuant to one or more of the S1 stock option plans existing as of the date hereof to the individuals (provided, in each case, that such person is an officer of the rank of director or more senior at Edify immediately prior to the Effective Time) at such price and in such amounts as are specified in Section 6.6(a) of the Edify Disclosure Schedule. Such options will vest no less than 25% per year, will have no performance criteria (other than as to employment with S1 or any of its Subsidiaries) and otherwise be subject to the terms and conditions of the S1 stock option plan under which they are granted.

        (b) S1 will have no obligation to retain any employee or group of employees of Edify following the Effective Time. As soon as practicable after the execution of this Agreement, Edify and S1 shall confer and work together in good faith to agree upon mutually acceptable employee benefit and compensation arrangements (and terminate Edify employee plans immediately prior to the Effective Time, if appropriate) so as to provide benefits to Edify employees initially upon the Merger which are generally equivalent to those being provided to employees of

Edify immediately preceding the Effective Time, as well as to determine appropriate termination benefits for Edify employees generally and certain members of Edify management in particular in addition to any and all severance, separation, retention and salary continuation plans, programs or arrangements disclosed on the Edify Disclosure Schedule. Continuous employment with Edify or its subsidiaries shall be credited to Edify employees who become S1 employees for all purposes of eligibility and vesting of benefits but not for purposes of accrual of benefits.

        6.7    INDEMNIFICATION.

        (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer or employee of Edify (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of Edify or any of their respective predecessors or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto to the extent permitted by applicable law and the Certificate of Incorporation and By-Laws of Edify. It is understood and agreed that after the Effective Time, S1 shall indemnify and hold harmless, as and to the fullest extent permitted by applicable law and the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of S1 or the Certificate of Incorporation and Bylaws of Merger Sub, as may be the case, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to S1; provided, however, that (1) S1 shall have the right to assume the defense thereof and upon such assumption S1 shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if S1 elects not to assume such defense or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest between S1 and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to S1, and S1 shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) S1 shall be obligated pursuant to this paragraph to pay for only one firm of counsel for each Indemnified Party and one firm of local counsel, and (3) S1 shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld or delayed). S1 shall have no obligation to advance expenses incurred in connection with a threatened or pending action, suit or preceding in advance of final disposition of such action, suit or proceeding, unless (i) S1 would be permitted to advance such expenses pursuant to the DGCL and S1's Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, and (ii) S1 receives an undertaking by the Indemnified Party to repay such amount if it is determined that such party is not entitled to be indemnified by S1 pursuant to the DGCL and S1's Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, Edify's Certificate of Incorporation or Bylaws, or this Agreement. Any Indemnified Party wishing to claim indemnification under this Section 6.7, upon learning of any such claim, action, suit, proceeding or investigation, shall notify S1 thereof; provided, however, that the failure to so notify shall not affect the obligations of S1 under this Section 6.7 except to the extent such failure to notify materially prejudices S1. S1's obligations under this Section
6.7 continue in full force and effect for a period of six years from the Effective Time; provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim.

        (b) S1 shall use commercially reasonable efforts to cause the persons serving as officers and directors of Edify immediately prior to the Effective Time to be covered by a directors' and officers' liability insurance policy ("Tail Insurance") of substantially the same coverage and amounts containing terms and conditions which are generally not less advantageous than Edify's current policy with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such for an aggregate premium cost for the Tail Insurance of not more than 120% of premium for current coverage, and for a period not less than two years.

        (c) In the event S1 or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of S1 assume the obligations set forth in this section.

        6.8    SUBSEQUENT INTERIM AND ANNUAL FINANCIAL STATEMENTS.

        As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter (other than the fourth fiscal quarter), S1 will deliver to Edify and Edify will deliver to S1 their respective Quarterly Reports on Form 10-Q, as filed with the SEC under the Exchange Act. Each party shall deliver to the other any Current Reports on Form 8-K promptly after filing such reports with the SEC.

        6.9    ADDITIONAL AGREEMENTS.

        In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and S1's and Edify's Subsidiaries shall take all such necessary action as may be reasonably requested by either party or any such person. S1 shall cause Merger Sub to perform all of its obligations under this Agreement and the transactions contemplated hereby.

        6.10   ADVICE OF CHANGES.

        S1 and Edify shall promptly advise the other party of any change or event that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect on it or to cause or constitute a material breach of any of its representations, warranties or covenants contained herein. From time to time prior to the Closing Date, each party will promptly supplement or amend its disclosure schedule delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such disclosure schedule or which is necessary to correct any information in such disclosure schedule which has been rendered inaccurate thereby. No supplement or amendment to such disclosure schedule shall have any effect for the purpose of determining satisfaction of the conditions set forth in Sections 7.2(a) or 7.3(a) hereof, as the case may be, or the compliance by Edify or S1, as the case may be, with the respective covenants set forth in Sections 5.1 and 5.2 hereof.

        6.11   CURRENT INFORMATION.

        Each party will promptly notify the other of any material change in the normal course of its business or in the operation of its properties and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of litigation involving it, and will keep the other fully informed of such events.

        6.12   TRANSACTION EXPENSES OF EDIFY.

               (a) For planning purposes, Edify shall, within 15 days from the date hereof, provide S1 with its estimated budget of transaction-related expenses reasonably anticipated to be payable by Edify in connection with this transaction, including the fees and expenses of counsel, accountants, investment bankers and other professionals. Edify shall promptly notify S1 if or when it determines that it will expect to exceed its budget.

               (b) Promptly after the execution of this Agreement, Edify shall ask all of its attorneys and other professionals to render current and correct invoices for all unbilled time and disbursements. Edify shall accrue and/or pay all of such amounts promptly thereafter.

               (c) S1, in reasonable consultation with Edify, shall make all arrangements with respect to the printing and mailing of the Joint Proxy Statement/Prospectus. S1, if it deems necessary, also shall engage (at S1's expense) a proxy solicitation firm to assist in the solicitation of proxies for the special meetings of S1's and/or Edify's stockholders. Edify agrees to cooperate as to such matters.

        6.13   FORM S-8.

        S1 agrees to file a registration statement on Form S-8 for the shares of S1 Common Stock issuable with respect to assumed Edify stock options, as described in Section 1.6 of this Agreement as soon as reasonably practicable after the Effective Time and shall maintain the effectiveness of such registration statement thereafter for so long as any of such options or other rights remain outstanding.

        6.14   EDIFY ESPP.

        At the Effective Time, each outstanding purchase right with respect to all open Offering Periods under the Edify ESPP (each an "Assumed Purchase Right") shall be assumed by S1. Each Assumed Purchase Right shall continue to have, and be subject to, the terms and conditions set forth in the Edify ESPP and the documents governing the Assumed Purchase Right, except that the purchase price of such shares of S1 Common Stock for each respective Purchase Date under each Assumed Purchase Right shall be the lower of (i) the quotient determined by dividing eighty-five percent (85%) of the fair market value of Edify Common Stock on the Offering Date of each assumed Offering Period by the Exchange Ratio or (ii) eighty-five percent (85%) of the fair market value of the S1 Common Stock on each Purchase Date of each assumed Offering Period occurring after the Effective Time (with the number of shares rounded down to the nearest whole share and the purchase price rounded up to the nearest whole cent). The Assumed Purchase Rights shall be exercised at such times following the Effective Time as set forth in the Edify ESPP, and each participant shall, accordingly, be issued shares of S1 Common Stock at such times. The Edify ESPP shall terminate with the exercise of the last Assumed Purchase Right, and no additional purchase rights shall be granted under the Edify ESPP following the Effective Time. S1 agrees that from and after the Effective Time, employees of Edify may participate in S1's employee stock purchase plan, subject to the terms and conditions of such plan. Capitalized terms in this Section 6.14 if not otherwise defined in this Agreement, have the meanings ascribed to them in the Edify ESPP.

        6.15   BOARD OF DIRECTORS.

        Promptly following the Effective Time, the Board of Directors of S1 will take all actions necessary in order for Jeffrey M. Crowe to be appointed promptly to S1's Board of Directors for a three-year term; provided, however, that S1 shall have no obligation to invite Mr. Crowe to serve on S1's Board of Directors if Mr. Crowe is not both Chief Executive Officer and a member in good standing of Edify's Board of Directors immediately prior to the Effective Time.

        6.16   BYLAWS.

        Prior to the Effective Time, S1 shall amend its Bylaws to create an office of Vice Chairman, the holder of which shall report directly to the Chief Executive Officer of S1.

                                   ARTICLE VII
                              CONDITIONS PRECEDENT

        7.1    CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER.

        The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

        (a)    STOCKHOLDER APPROVALS.

        This Agreement, including the Certificate of Merger and the Merger shall have been approved and adopted at the Edify Special Meeting by the affirmative vote of the holders of at least a majority of the outstanding shares of Edify Common Stock entitled to vote thereon. The S1 Issuance shall have been approved by the holders of a majority of the outstanding Shares of S1 Common Stock represented at the S1 Special Meeting in person or by proxy.

        (b)    STOCK EXCHANGE LISTING.

        The shares of S1 Common Stock which shall be issued in the Merger (including the S1 Common Stock that may be issued upon exercise of the options referred to in Section 1.6 hereof) upon consummation of the Merger shall have been authorized for quotation on the Nasdaq Stock Market National Market System (or such other national securities exchange on which the S1 Common Stock may become listed).

        (c)    REGISTRATION STATEMENT.

        The Registration Statement shall have become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

        (d)    NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY; HSR ACT.

        No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement or the Certificate of Merger shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger. All waiting periods, if any, under the HSR Act or foreign merger notification requirements, if applicable, relating to the transactions contemplated hereby will have expired or been terminated early and all material foreign antitrust approvals required to be obtained prior to the Merger in connection with the transactions contemplated hereby shall have been obtained.

        (e)    FEDERAL TAX OPINION.

        S1 and Edify shall each have received from Hogan & Hartson L.L.P., S1's special counsel, an opinion to S1 and Edify, in form and substance reasonably satisfactory to them, substantially to the effect that on the basis of facts, representations, and assumptions set forth in such opinion which are consistent with the state of facts existing at the time of such opinion, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, such counsel may require and, to the extent such counsel deems necessary or appropriate, may rely upon representations made in certificates of officers of Edify, S1, Merger Sub, their respective affiliates and others. If Hogan & Hartson L.L.P. does not render such opinion, this condition may be satisfied if Fenwick & West LLP renders such opinion, relying upon such representations.

        7.2    CONDITIONS TO OBLIGATIONS OF S1 AND MERGER SUB.

        The obligation of S1 and Merger Sub to effect the Merger is also subject to the satisfaction or waiver by S1 at or prior to the Effective Time of the following conditions:

        (a)    REPRESENTATIONS AND WARRANTIES.

        The representations and warranties of Edify set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of this paragraph, such representations and warranties shall be deemed to be true and correct, unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, would have a Material Adverse Effect on Edify. Such determination of aggregate Material Adverse Effect shall be made as if there were no materiality qualifications in such representations and warranties. S1 shall have received a certificate signed on behalf of Edify by each of the President and Chief Executive Officer and the Chief Financial Officer of Edify to the foregoing effect.

        (b) PERFORMANCE OF COVENANTS AND AGREEMENTS OF EDIFY.

        Edify shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date, except in each case where such nonperformance does not or would not have a Material Adverse Effect on any of Edify, S1 or the Surviving Corporation. S1 shall have received a certificate signed on behalf of Edify by each of the President and Chief Executive Officer and the Chief Financial Officer of Edify to such effect.

        (c)    CONSENTS UNDER AGREEMENTS.

        The consent, approval or waiver of each person whose consent or approval shall be required in order to permit the succession by S1, to the extent applicable, to any obligation, right or interest of Edify under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument shall have been obtained except for those, the failure of which to obtain, will not result in a Material Adverse Effect on S1 or Edify.

        (d)    NO PENDING GOVERNMENTAL ACTIONS.

        No proceeding initiated by any Governmental Entity seeking an Injunction preventing consummation of the Merger shall be pending or shall have been threatened in writing.

        (e)    NO MATERIAL ADVERSE CHANGE.

        There shall have been no Material Adverse Effect with respect to Edify, which is continuing.

        (f)    ACCOUNTANT'S COMFORT LETTER.

        Edify shall have caused to be delivered on the respective dates thereof to S1 "comfort letters" from KPMG LLP, Edify's independent public accountants, dated the date on which the Registration Statement or last amendment thereto shall become effective, and dated the date of the Closing (defined in Section
9.1 hereof), and addressed to S1 and Edify, with respect to Edify's financial data presented in the Proxy Statement/Prospectus, which letters shall be based upon Statements on Auditing Standards Nos. 72 and 76.

        7.3    CONDITIONS TO OBLIGATIONS OF EDIFY.

        The obligation of Edify to effect the Merger is also subject to the satisfaction or waiver by Edify at or prior to the Effective Time of the following conditions:

        (a)    REPRESENTATIONS AND WARRANTIES.

        The representations and warranties of S1 and Merger Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of this paragraph, such representations and warranties shall be deemed to be true and correct, unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, would have a Material Adverse Effect on S1. Such determination of aggregate Material Adverse Effect shall be made as if there were no materiality qualifications in such representations and warranties. Edify shall have received a certificate signed on behalf of S1 by each of the President and Chief Executive Officer and the Chief Financial Officer of S1 to the foregoing effect.

        (b) PERFORMANCE OF COVENANTS AND AGREEMENTS OF S1.

        S1 and Merger Sub shall have each performed in all material respects all covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date, except in each case where such nonperformance does not or would not have a Material Adverse Effect on any of Edify, S1 or the Surviving Corporation. Edify shall have received a certificate signed on behalf of S1 by each of the President and Chief Executive Officer and the Chief Financial Officer of S1 to such effect.

        (c)    NO MATERIAL ADVERSE EFFECT.

        There shall have been no Material Adverse Effect with respect to S1, which is continuing.

                                  ARTICLE VIII
                            TERMINATION AND AMENDMENT

        8.1    TERMINATION.

        This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Edify or S1, if applicable:

        (a) by mutual consent of S1 and Edify in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

        (b) by either S1 or Edify if a Governmental Entity shall have issued an order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

        (c) by either S1 or Edify if the Merger shall not have been consummated on or before March 31, 2000, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

        (d) by either S1 or Edify (provided that the terminating party is not in breach of its obligations under Section 6.3 hereof) if the approval of the stockholders of either party required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment or postponement thereof, respectively;

        (e) by either S1 or Edify (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained herein that, individually or in the aggregate, would give the other party the right to terminate this Agreement) if there shall have been a breach of any of the representations or warranties set forth in this Agreement on the part of the other party, if such breach, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on the breaching party, and such breach shall not have been cured within 30 days following receipt by the breaching party of written notice of such breach from the other party hereto or such breach, by its nature, cannot be cured prior to the Closing or within 30 days, whichever is longer;

        (f) by either S1 or Edify (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained herein that, individually or in the aggregate, would give the other party the right to terminate this Agreement) if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, and such breach shall not have been cured within 30 days following receipt by the breaching party of written notice of such breach from the other party hereto or such breach, by its nature, cannot be cured prior to the Closing or within 30 days, whichever is longer, except in each case where such breach does not or would not have a Material Adverse Effect on any of Edify, S1 or the Surviving Corporation;

        (g) by S1, if Edify's Board of Directors, for any reason, (i) fails to call and hold within 45 days of the effectiveness of the Registration Statement a special meeting of Edify's stockholders to consider and approve this Agreement and the transactions contemplated hereby, (ii) withdraws or amends or modifies in a manner adverse to S1 or fails to recommend to stockholders the approval of this Agreement and the transactions contemplated hereby, (iii) approves or recommends any third party proposal for an Acquisition Transaction that is inconsistent with the transactions contemplated by this Agreement, (iv) fails to recommend rejection of a tender or exchange offer relating to Edify's securities which is commenced by a third party not affiliated with S1, within ten business days from the date the tender or exchange offer commenced, or (v) violates Section 5.1(e) of this Agreement;

        (h) by Edify, if S1's Board of Directors, for any reason, (i) fails to call and hold within 45 days of the effectiveness of the Registration Statement a special meeting of S1's stockholders to consider and approve the issuance of shares of S1 Common Stock in the Merger, or (ii) withdraws or amends or modifies in a manner adverse to Edify or fails to recommend to stockholders the approval of the issuance of shares of S1 Common Stock in the Merger; and

        (i) by Edify, on or after December 1, 1999, if, (1) Edify's Board of Directors authorizes Edify to enter into an agreement concerning an Acquisition Transaction on terms that Edify's Board of Directors reasonably determines, after consultation with its financial advisor, to be more favorable to Edify's stockholders than the Merger (a "Superior Proposal") and Edify notifies S1 in writing that it intends to enter into such an agreement, attaching the agreement so authorized to such notice, (2) S1 does not make, within five business days after receipt of such notice, a written offer that Edify's Board of Directors reasonably determines, after consultation with its financial advisor, to be at least as favorable to Edify's stockholders as the Superior Proposal, it being understood that Edify may not enter into any such agreement during such five business day period, and (3) Edify pays the applicable break-up fee under
Section 9.3 hereof.

        8.2    EFFECT OF TERMINATION.

        In the event of termination of this Agreement by either S1 or Edify as provided in Section 8.1 hereof, this Agreement shall forthwith become void and have no effect except (i) the last sentence of Sections 6.2(a) and Sections 8.2 and 9.3 hereof shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful or intentional breach of any provision of this Agreement.

        8.3    AMENDMENT.

        Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Board of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Edify or S1; provided, however, that after any approval of the transactions contemplated by this Agreement by Edify's stockholders, there may not be, without further approval of such stockholders, any amendment of this Agreement which (i) alters or changes the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of Edify, (ii) alters or changes any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (iii) alters or changes any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series thereof of Edify. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        8.4    EXTENSION; WAIVER.

        At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE IX
                               GENERAL PROVISIONS

        9.1    CLOSING.

        Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. at the main offices of S1 on (i) the fifth business day following the receipt of the last Requisite Regulatory Approval or stockholder approval after all applicable waiting periods have expired or been terminated or (ii) such other date, place and time as the parties may agree in writing (the "Closing Date").

        9.2    NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

        None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than pursuant to the Option Agreement, which shall terminate in accordance with its terms) shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

        9.3    EXPENSES; BREAKUP FEE.

        Except as provided below, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, provided that all filing and other fees paid to the SEC shall be borne by S1. If this Agreement is terminated by S1 (1) under
Section 8.1(d) due to the failure of the Edify stockholders to give their required approval at the Edify Special Meeting, or (2) under Sections 8.1(e) or 8.1(f) by reason of a breach of Edify's representations or warranties or failure of Edify to perform its covenants under this Agreement, or (3) under Section 8.1(g), Edify shall pay all documented, reasonable costs and expenses up to $500,000 incurred by S1 in connection with this Agreement and the transactions contemplated hereby, plus a breakup fee of (x) $1,000,000, in the case of a termination under clause (1) of this sentence, or (y) $5,000,000, in the case of a termination under clause (2) or (3) of this sentence. If this Agreement is terminated by Edify under Section 8.1(i), Edify shall pay all documented, reasonable costs and expenses up to $500,000 incurred by S1 in connection with this Agreement and the transactions contemplated hereby, plus a breakup fee of $5,000,000. If this Agreement shall be terminated by Edify (1) under Section 8.1(d) due to the failure of S1 stockholders to give their required approval at the S1 Special Meeting, (2) under Sections 8.1(e) or (f) by reason of a breach of S1's representations or warranties or failure of S1 to perform its covenants under this Agreement, or (3) under Section 8.1(h), S1 shall pay all documented, reasonable costs and expenses up to $500,000 incurred by Edify in connection with this Agreement and the transactions contemplated hereby, plus a breakup fee of (x) $1,000,000, in the case of a termination under clause (1) of this sentence, or (y) $5,000,000, in the case of a termination under clause (2) or
(3) of this sentence.

        9.4    NOTICES.

        All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a)    if to S1, to:

                      Security First Technologies Corporation
                      3390 Peachtree Road, NE
                      Suite 1700
                      Atlanta, GA 30326
                      Attn.: Robert F. Stockwell
                             Chief Financial Officer

                      with a copy (which shall not constitute notice) to:

                      Hogan & Hartson L.L.P.
                      Columbia Square
                      555 Thirteenth Street, N.W.
                      Washington, DC 20004
                      Attn.: Stuart G. Stein, Esq.

        and

        (b)    if to Edify, to:

                      Edify Corporation
                      2840 San Tomas Expressway
                      Santa Clara, CA 95051
                      Attn.: Jeffrey M. Crowe
                             President and Chief Executive Officer

                      with a copy (which shall not constitute notice) to:

                      Fenwick & West LLP
                      Two Palo Alto Square
                      Palo Alto, CA 94306
                      Attn.: Gordon K. Davidson, Esq.

        9.5    INTERPRETATION.

        When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or an Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

        9.6    COUNTERPARTS.

        This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

        9.7    ENTIRE AGREEMENT.

        This Agreement (including the disclosure schedules, documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement, the Certificate of Merger, the Option Agreement, the Edify Stockholder Agreement and the S1 Stockholder Agreement.

        9.8    GOVERNING LAW.

        This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law rules.

        9.9    ENFORCEMENT OF AGREEMENT.

        The parties hereto agree that irreparable damage would occur in the event that the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

        9.10   SEVERABILITY.

        Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

        9.11   PUBLICITY.

        Except as otherwise required by law or the rules of The Nasdaq Stock Market (or such other exchange on which the S1 Common Stock may become listed), so long as this Agreement is in effect, neither S1 nor Edify shall, or shall permit any of S1's or Edify's Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement, the Certificate of Merger, the Option Agreement, the Edify Stockholder Agreement or the S1 Stockholder Agreement without the consent of the other party, which consent shall not be unreasonably withheld. S1 and Edify agree that the joint press release announcing the signing of this Agreement shall contain a statement regarding the use of Edify's technology in such form and content as the parties shall mutually agree in their sole and absolute discretion.

        9.12   ASSIGNMENT; LIMITATION OF BENEFITS.

        Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.7 hereof, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, and the covenants, undertakings and agreements set out herein shall be solely for the benefit of, and shall be enforceable only by, the parties hereto and their permitted assigns.

        9.13   ADDITIONAL DEFINITIONS.

        In addition to any other definitions contained in this Agreement, the following words, terms and phrases shall have the following meanings when used in this Agreement.

        "Affiliated Person": any director, officer or 5% or greater stockholder, spouse or other person living in the same household of such director, officer or stockholder, or any company, partnership or trust in which any of the foregoing persons is an officer, 5% or greater stockholder, general partner or 5% or greater trust beneficiary.

        "knowledge" or "know" means with respect to a party hereto, with respect to a matter in question, that the directors or any executive officer of such party has actual knowledge of such matter.

        "Laws": any and all statutes, laws, ordinances, rules, regulations, orders, permits, judgments, injunctions, decrees, case law and other rules of law enacted, promulgated or issued by any Governmental Entity.

        "Material Adverse Effect": with respect to S1 or Edify, as the case may be, means a condition, event, change or occurrence that has had or would have a material adverse effect upon Edify and its Subsidiaries, taken as a whole, or S1 and its Subsidiaries, taken as a whole, as the case may be, taking into account
(A) the business, customers, assets, capitalization, financial condition and results of operations of S1 or Edify and their respective Subsidiaries (in each case, taken as a whole), other than as a result primarily of (i) the direct effect of the public announcement, pendency or consummation of the Merger, (ii) changes in general economic conditions or changes affecting the industry generally in which such entity operates, or (iii) changes in the respective trading prices for S1 Common Stock or Edify Common Stock, or (B) the ability of S1 or Edify to perform its obligations under, and to consummate the transactions contemplated by, this Agreement, the Certificate of Merger and, in the case of Edify, the Option Agreement.

        "Subsidiary": with respect to any party means any corporation, partnership or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes.

        IN WITNESS WHEREOF, S1, Merger Sub and Edify have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                     SECURITY FIRST TECHNOLOGIES CORPORATION



                                     By:  /s/  James S. Mahan III
                                          -------------------------------------
                                          James S. Mahan III
                                          Chairman and Chief Executive Officer



                                     SAHARA STRATEGY CORPORATION



                                     By:  /s/  Robert F. Stockwell
                                          -------------------------------------
                                          Robert F. Stockwell
                                          President



                                     EDIFY CORPORATION



                                     By:  /s/  Jeffrey M. Crowe
                                          -------------------------------------
                                          Jeffrey M. Crowe
                                          President and Chief Executive Officer

                                                                       Exhibit A


                                OPTION AGREEMENT


                   THE TRANSFER OF THE OPTION GRANTED BY THIS
                  AGREEMENT IS SUBJECT TO RESALE RESTRICTIONS.


               This OPTION AGREEMENT, dated as of May 16, 1999 (this "Agreement"), is entered into between Edify Corporation, a Delaware corporation ("Issuer"), and Security First Technologies Corporation, a Delaware corporation ("Grantee").

                                   WITNESSETH:

               WHEREAS, Grantee, Sahara Strategy Corporation, a Delaware corporation, and Issuer have entered into an Agreement and Plan of Merger, dated as of May 16, 1999 (the "Plan"), which was executed by the parties thereto prior to the execution of this Agreement; and

               WHEREAS, as a condition and inducement to Grantee's entering into the Plan and in consideration therefor, Issuer has agreed to grant Grantee the Option (as defined below).

               NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Plan, the parties hereto agree as follows:

        SECTION 1. Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase, subject to the terms hereof, up to a number of fully paid and nonassessable shares of common stock, par value $.001 per share of Issuer ("Issuer Common Stock") equal to 19.9% of the total of the number of outstanding shares of Issuer Common Stock as of the first date that the Option becomes exercisable, at a price per share equal to $17.87 (the "Option Price").

        SECTION 2. (a) Grantee may exercise the Option, in whole or part, at any time and from time to time following the occurrence of a Purchase Event (as defined below); provided, however, that the Option shall terminate and be of no further force and effect upon the earliest to occur of the following events (which are collectively referred to as an "Exercise Termination Event"):

                  (i)   The time immediately prior to the Effective Time;

                  (ii)  12 months after the first occurrence of a Purchase
        Event;

                  (iii) 12 months after the termination of the Plan following the occurrence of a Preliminary Purchase Event (as defined below);

                  (iv) upon the termination of the Plan, if no Purchase Event or Preliminary Purchase Event has occurred prior to such termination, by Issuer pursuant to Sections 8.1(e), (f) or (h) of the Plan, both parties pursuant to Section 8.1(a) of the Plan, or by either party pursuant to
        Section 8.1(b) or (c) of the Plan;

                  (v) upon termination of the Plan, by either party pursuant to Section 8.1(d) of the Plan based on (A) the required vote of Grantee's stockholders not being obtained for any reason at the S1 Special Meeting or (B) the required vote of Issuer's stockholders not being received at the Edify Special Meeting, if no Purchase Event or Preliminary Purchase Event has occurred prior to the meeting of Issuer's stockholders (or any adjournment or postponement thereof) held to vote on the Plan; or

                  (vi) 12 months after the termination of the Plan, by Grantee pursuant to Section 8.1(e) or (f) thereof as a result of a breach by Issuer, by Grantee pursuant to Section 8.1(g) of the Plan, or by Issuer pursuant to Section 8.1(i) of the Plan.

               (b) The term "Preliminary Purchase Event" shall mean any of the following events or transactions occurring on or after the date hereof and prior to an Exercise Termination Event:

                  (i) Issuer without having received Grantee's prior written consent, shall have entered into any letter of intent or definitive agreement to engage in an Acquisition Transaction (as defined below) with any person (as defined below) other than Grantee or any of its subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer shall have recommended that the stockholders of Issuer approve or accept any Acquisition Transaction with any Person (as the term "person" is defined in Section 3(a)9 and 13(d)(3) of the Exchange Act and the rules and regulations thereunder) other than Grantee or any Grantee Subsidiary. For purposes of this Agreement "Acquisition Transaction" shall mean (x) a merger, consolidation or other business combination involving Issuer, (y) a purchase, lease or other acquisition of all or substantially all of the assets of Issuer, (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of Beneficial Ownership (as the term "beneficial ownership" is defined in Regulation 13d-3(a) of the Exchange Act) of securities representing 20% or more of the voting power of Issuer; provided, however, that "Acquisition Transaction" shall not include a transaction entered into after the termination of the Plan in which the Issuer is the surviving entity, if in connection with such transaction, no person acquires Beneficial Ownership of 20% or more of the total voting power of the Issuer to be outstanding after giving effect to such transaction and in which the aggregate voting power of Issuer acquired by all persons is less than 33% of the total voting power of Issuer;

                  (ii) Any Person (other than Grantee, any Grantee Subsidiary or any current affiliate of Issuer) shall have acquired Beneficial Ownership of 20% or more of the outstanding shares of Issuer Common Stock;

                  (iii) (a) Any Person (other than Grantee or any Grantee Subsidiary) shall have made a bona fide proposal to Issuer or, by a public announcement or written communication that is or becomes the subject of public disclosure, to Issuer's stockholders prior to the Edify Special Meeting to engage in an Acquisition Transaction (including, without limitation, any situation in which any Person other than Grantee or any Grantee Subsidiary shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act of 1934, as amended (the "Exchange Act"), or shall have filled a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would have Beneficial Ownership of 20% or more of the then outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer", respectively) and
        (b) the stockholders of Issuer do not approve the Merger, as defined in the Plan, at the Edify Special Meeting, as defined in the Plan;

                  (iv) There shall exist a willful or intentional breach under the Plan by Issuer and such breach would entitle Grantee to terminate the Plan; or

                  (v) The special meeting of Issuers' stockholders held for the purpose of voting on the Plan shall not have been held pursuant to the Plan or shall have been canceled prior to termination of the Plan, or for any reason whatsoever Issuer's Board of Directors shall have failed to recommend, or shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors, that Issuer's stockholders approve the Plan, or if Issuer or Issuer's Board of Directors fails to oppose any proposal of the type described at
        Section 2(b)(iii)(a) above by any Person (other than Grantee or any Grantee Subsidiary).

               (c) The term "Purchase Event" shall mean any of the following events or transactions occurring on or after the date hereof and prior to an Exercise Termination Event:

                  (i) The acquisition by any Person (other than Grantee or any Grantee Subsidiary) of Beneficial Ownership (other than on behalf of the Issuer) of 20% or more of the then outstanding Issuer Common Stock;

                  (ii) The occurrence of a Preliminary Purchase Event described in Section 2(b)(i); or

                  (iii) The termination of the Plan by Grantee pursuant to
        Section 8.1(e) or (f) thereof as a result of a willful or intentional breach by Issuer, by Grantee pursuant to Section 8.1(g) of the Plan, or by Issuer pursuant to Section 8.1(i) of the Plan.

               (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Preliminary Purchase Event or Purchase Event known to Issuer; provided, however, that the giving of such notice by Issuer shall not be a condition to the right of Grantee to exercise the Option.

               (e) In the event that Grantee is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the "Option Notice," the date of which being hereinafter referred to as the "Notice Date") specifying (i) the total number of shares of Issuer Common Stock it will purchase pursuant to such exercise and (ii) the time (which shall be on a business day that is not less than three nor more than 10 business days from the Notice Date) on which the closing of such purchase shall take place (the "Closing Date"); such closing to take place at the principal office of the Issuer; provided, however, that, if prior notification to or approval of the Federal Trade Commission (the "FTC"), the Antitrust Division of the Department of Justice ("DOJ") or any other Governmental Authority is required in connection with such purchase (each, a "Notification" or an "Approval," as the case may be), at Grantee's sole expense, (a) Grantee shall promptly file the required notice or application for approval ("Notice/Application"), (b) Grantee shall expeditiously process the Notice/Application and (c) for the purpose of determining the Closing Date pursuant to clause (ii) of this sentence, the period of time that otherwise would run from the Notice Date shall instead run from the later of (x) in connection with any Notification, the date on which any required notification periods have expired or been terminated and (y) in connection with any Approval, the date on which such approval has been obtained and any requisite waiting period or periods shall have expired. For purposes of
Section 2(a) hereof, any exercise of the Option shall be deemed to occur on the Notice Date relating thereto. On or prior to the Closing Date, Grantee shall have the right to revoke its exercise of the Option by written notice to the Issuer given not less than three business days prior to the Closing Date.

               (f) At the closing referred to in Section 2(e) hereof, Grantee shall pay to Issuer the aggregate purchase price for the number of shares of Issuer Common Stock specified in the Option Notice in immediately available funds by wire transfer to a bank account designated by Issuer; provided, however, that failure or refusal of Issuer to designate such a bank account shall not preclude Grantee from exercising the Option.

               (g) At such closing, simultaneously with the delivery of immediately available funds as provided in Section 2(f) hereof, Issuer shall deliver to Grantee a certificate or certificates representing the number of shares of Issuer Common Stock specified in the Option Notice and, if the Option should be exercised in part only, a new Option evidencing the rights of Grantee thereof to purchase the balance of the shares of Issuer Common Stock purchasable hereunder.

               (h) Certificates for Issuer Common Stock delivered at a closing hereunder shall be endorsed with a restrictive legend substantially as follows:

                      The transfer of the shares represented by this certificate is subject to resale restrictions arising under the Securities Act of 1933, as amended, and applicable state securities laws and to certain provisions of an agreement between Edify Corporation and Security First Technologies Corporation dated as of May 16, 1999. A copy of such agreement is on file at the principal office of Edify, and will be provided to the holder hereof without charge upon receipt by Edify of a written request therefor.

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act in the above legend shall be removed by delivery of substitute certificate(s) without such reference if Grantee shall have delivered to Issuer a copy of a letter from the staff of the Securities and Exchange Commission (the "SEC") or Governmental Authority responsible for administering any applicable state securities laws or an opinion of counsel, in form and substance satisfactory to Issuer's counsel, to the effect that such legend is not required for purposes of the Securities Act or applicable state securities laws; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition such certificates shall bear any other legend as may be required by law.

               (i) Upon the giving by Grantee to Issuer of an Option Notice and the tender of the applicable purchase price in immediately available funds on the Closing Date, unless prohibited by applicable law, Grantee shall be deemed to be the holder of record of the number of shares of Issuer Common Stock specified in the Option Notice, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Issuer Common Stock shall not then actually be delivered to Grantee. Issuer shall pay all expenses and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section 2 in the name of Grantee.

               (j) Promptly following any sale or other disposition of Issuer Common Stock acquired pursuant to the Option, or the Option or any portion thereof, Grantee shall promptly remit in cash to Issuer, the amount, if any, by which (x) the sum of (A) the amount of the "breakup fee" received by Grantee pursuant to Section 9.3 of the Plan plus (B) all proceeds received by Grantee in connection with any and all sales or other dispositions of (1) Issuer Common Stock acquired pursuant to the Option, and (2) the Option or any portion thereof, plus (C) any dividends received by Grantee declared on Issuer Common Stock acquired pursuant to the Option, exceeds (y) the sum of (X) $18.2 million plus (Y) the Option Price multiplied by the number of shares of Issuer Common Stock purchased by Grantee pursuant to the Option.

        SECTION 3. Issuer agrees: (i) that it shall at all times until the termination of this Agreement have reserved for issuance upon the exercise of the Option that number of authorized and reserved shares of Issuer Common Stock equal to the maximum number of shares of Issuer Common Stock at any time and from time to time issuable hereunder, all of which shares will, upon issuance pursuant hereto, be duly authorized, validly issued, fully paid, non-assessable, and delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights; (ii) that it will not, by amendment of its certificate of incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer; (iii) promptly to take all reasonable action as may from time to time be requested by Grantee, at Grantee's expense (including (x) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. Section 18a and regulations promulgated thereunder and (y) in the event prior approval of or notice to the FTC, DOJ or any other Governmental Authority, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any other applicable federal or state law, is necessary before the Option may be exercised), cooperating with Grantee in preparing such applications or notices and providing such information to each such Governmental Authority as it may require in order to permit Grantee to exercise the

Option and Issuer duly and effectively to issue shares of Issuer Common Stock pursuant hereto; and (iv) to take all action provided herein to protect the rights of Grantee against dilution.

        SECTION 4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of Issuer, for other agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any agreements and related options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date.

        SECTION 5. The number of shares of Issuer Common Stock purchasable upon the exercise of the Option shall be subject to adjustment from time to time as follows:

               (a) In the event of any change in the type or number of shares of Issuer Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or other issuances of additional shares (other than pursuant to the exercise of the Option), the type and number of shares of Issuer Common Stock purchasable upon exercise hereof shall be appropriately adjusted and proper provision shall be made so that, in the event that any additional shares of Issuer Common Stock are to be issued or otherwise become outstanding as a result of any such change (other than pursuant to an exercise of the Option), the number of shares of Issuer Common Stock that remain subject to the Option shall be increased or decreased (as applicable) so that, after such issuance and together with the shares of Issuer Common Stock previously issued pursuant to the prior partial exercise of the Option (as adjusted on account of any of the foregoing changes in the Issuer Common Stock), such number of shares shall equal the sum of 19.9% of the total of the number of shares of Issuer Common Stock issued and outstanding on the date the Option first becomes exercisable.

               (b) Whenever the number of shares of Issuer Common Stock purchasable upon exercise hereof is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of shares of Issuer Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Issuer Common Stock purchasable after the adjustment.

        SECTION 6. (a) Upon the occurrence of a Purchase Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee (whether on its own behalf or on behalf of any subsequent holder of the Option (or part thereof) or of any of the shares of Issuer Common Stock issued pursuant hereto), promptly prepare, file and keep current a shelf registration statement with the SEC, under the Securities Act covering any shares issued and issuable pursuant to the Option and shall use its reasonable best efforts to cause such registration statement to become effective, and to remain current and effective for a period not in excess of 90 days from the day such registration statement first becomes effective, in order to permit the sale or other disposition of any shares of Issuer Common Stock issued upon total or partial exercise of the Option ("Option Shares") in accordance with any plan of disposition requested by Grantee. Grantee shall have the right to demand two such registrations, which demand right shall be transferable but in no event shall Issuer be required to effect more than two registrations in the aggregate pursuant to this Option or any subdivision hereof. Grantee shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. In connection with any such registration statement, Issuer and Grantee shall provide each other with representations, warranties, indemnities and other agreements customarily given in connection with such registration. If requested by Grantee in connection with such registration, Issuer and Grantee shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating themselves in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements and reasonably acceptable to Issuer. Notwithstanding the foregoing, if Grantee revokes any exercise notice or fails to exercise any Option with respect to any exercise notice pursuant to Section 2(e) hereof, Issuer shall not be obligated to continue any registration process with respect to the sale of Option Shares issuable upon the exercise of such Option and Grantee shall not be deemed to have demanded registration of Option Shares. If Issuer withdraws a registration statement which has been declared effective at the request of Grantee, or any subsequent holder, then such filing shall be deemed an effective registration for all purposes hereunder. The Issuer will not be required to file any such registration statement during any period of time (not to exceed 30 days in the case of clauses (A) or (C) below or 45 days in the case of clause (B) below) when (A) the Issuer is in possession of material non-public information which it reasonably believes would be detrimental to be disclosed at such time and such information would have to be disclosed if a registration statement were filed at that time; (B) the Issuer is required under the Securities Act and the rules and regulations thereunder to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or (C) the Issuer reasonably determines that such registration would interfere with any financing, acquisition or material transaction involving the Issuer. The registration rights set forth in this Section 6 are subject to the condition that the Grantee or subsequent holder shall provide the Issuer with such information with respect to the holder's securities, the plan for distribution thereof, and such other information with respect to the holder that is required under applicable securities laws to enable the Issuer to include in a registration statement all material facts required to be disclosed with respect to a registration thereunder, including the identity of the holder and the holder's plan of distribution. The Grantee shall not be able to exercise its registration rights hereunder if Grantee can rely on Rule 144 promulgated under the Securities Act to sell such number of shares of Issuer Common Stock that the Grantee otherwise would seek to register.

               (b) Concurrently with the preparation and filing of a registration statement under Section 6(a) hereof, Issuer shall also make all filings required to comply with state securities laws in such number of states as Grantee may reasonably request; provided, that Issuer shall not be required to qualify to do business in, or consent to service of process in, any jurisdiction by reason of this provision.

        SECTION 7. Notwithstanding Sections 2 and 6 hereof, if Grantee has given the notice referred to in one or more of such Sections, the exercise of the rights specified in any such Section shall be extended (a) if the exercise of such rights requires obtaining regulatory approvals (including any required waiting periods) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and (b) to the extent necessary to avoid liability under Section 16(b) of the Exchange Act by reason of such exercise; provided, that in no event shall any closing date occur more than 12 months after the related notice date, and, if the closing date shall not have occurred within such period due to the failure to obtain any required approval by the FTC, DOJ or any other Governmental Authority despite the reasonable best efforts of Grantee and Issuer to obtain such approvals, the exercise of the rights shall be deemed to have been rescinded as of the related notice date. In the event (a) Grantee receives official notice that an approval of the FTC, DOJ or any other Governmental Authority required for the purchase and sale of the Option Shares will not be issued or granted or (b) a closing date has not occurred within 12 months after the related notice date due to the failure to obtain any such required approval, Grantee shall be entitled to exercise the Option in connection with the concurrent resale of the Option Shares pursuant to a registration statement as provided in Section 6 hereof.

         SECTION 8. Issuer hereby represents and warrants to Grantee as follows:

               (a) Issuer has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of, Issuer, enforceable against Issuer in accordance with its terms, subject to any required Governmental Approval, and except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

               (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Issuer Common Stock equal to the maximum number of shares of Issuer Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, non-assessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights.

        SECTION 9. (a) Neither of the parties hereto may assign any of its rights or delegate any of its obligations under this Agreement or the Option created hereunder to any other Person without the express written consent of the other party, except that Grantee may assign this Agreement to a wholly owned subsidiary of Grantee and Grantee may assign its rights hereunder in whole or in part after the occurrence of a Preliminary Purchase Event. The term "Grantee" as used in this Agreement shall also be deemed to refer to Grantee's permitted assigns.

               (b) Any assignment of rights of Grantee to any permitted assignee of Grantee hereunder shall bear the restrictive legend at the beginning thereof substantially as follows:

               The transfer of the option represented by this assignment and the related option agreement is subject to resale restrictions arising under the Securities Act of 1933, as amended, and applicable state securities laws and to certain provisions of an agreement between Edify Corporation and Security First Technologies Corporation, dated as of May 16, 1999. A copy of such agreement is on file at the principal office of Edify Corporation, and will be provided to any permitted assignee of the Option without charge upon receipt of a written request therefor.

        SECTION 10. Each of Grantee and Issuer will use its reasonable efforts to make all filings with, and to obtain consents of, all third parties including, if applicable, the FTC, DOJ and other Governmental Authorities necessary to the consummation of the transactions contemplated by this Agreement.

        SECTION 11. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

        SECTION 12. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that Grantee is not permitted to acquire the full number of shares of Issuer Common Stock provided in Section 1 hereof (as adjusted pursuant hereto), it is the express intention of Issuer to allow Grantee to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

        SECTION 13. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in the manner and at the respective addresses of the parties set forth in the Plan.

        SECTION 14. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto shall be governed by and construed in accordance with the laws of the State of Delaware (but not including the choice of law rules thereof).

        SECTION 15. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement and shall be effective at the time of execution and delivery.

        SECTION 16. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder.

        SECTION 17. Except as otherwise expressly provided herein or in the Plan, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

        SECTION 18. Capitalized terms used in this Agreement and not defined herein but defined in the Plan shall have the meanings assigned therein.

        SECTION 19. Nothing contained in this Agreement shall be deemed to authorize or require Issuer or Grantee to breach any provision of the Plan or any provision of law applicable to the Grantee or Issuer.

        SECTION 20. In the event that any selection or determination is to be made by Grantee or a subsequent holder hereunder and at the time of such selection or determination there is more than one Grantee or holders, such selection shall be made by a majority in interest of such Grantees or holders.

        SECTION 21. In the event of any exercise of the option by Grantee, Issuer and such Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

        SECTION 22. Except to the extent Grantee exercises the Option, Grantee shall have no rights to vote or receive dividends or have any other rights as a shareholder with respect to shares of Issuer Common Stock covered hereby.


                            [SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, each of the parties has caused this Option Agreement to be executed and delivered on its behalf by their respective officers thereunto duly authorized, all as of the date first above written.

                                       EDIFY CORPORATION


                                       By: _____________________________________
                                           Jeffrey M. Crowe
                                           President and Chief Executive Officer



                                       SECURITY FIRST TECHNOLOGIES CORPORATION


                                       By: _____________________________________
                                           James S. Mahan III
                                           Chairman and Chief Executive Officer

                                                                       Exhibit B


                              CERTIFICATE OF MERGER

                           SAHARA STRATEGY CORPORATION
                                      into
                                EDIFY CORPORATION


               Pursuant to Title 8, Section 251 of the General Corporation Law of the State of Delaware, Sahara Strategy Corporation, a corporation organized and existing under the law of the State of Delaware ("Sahara"), and Edify Corporation, a corporation organized and existing under the law of the State of Delaware ("Edify"), do hereby certify to the following facts relating to the merger of Sahara Sub with and into Edify:

               FIRST: The name and state of incorporation of each constituent entity that is a party to the Merger is as follows:

                         Name                          State of Incorporation
                         ----                          ----------------------
               Sahara Strategy Corporation             Delaware

               Edify  Corporation                      Delaware


               SECOND: An Agreement and Plan of Merger, dated as of May 16, 1999, by and among Security First Technologies Corporation, Sahara and Edify (the "Agreement and Plan of Merger"), has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

               THIRD: Pursuant to the Agreement and Plan of Merger, the surviving corporation of the Merger is Edify, a Delaware corporation (the "Surviving Corporation"). The Surviving Corporation shall continue its existence under its present name pursuant to the provisions of the General Corporation Law of the State of Delaware.

               FOURTH:At the "Effective Time" of the Merger, as defined in and pursuant to the Agreement and Plan of Merger, the certificate of incorporation, as amended, of the Surviving Corporation shall be amended to read in its entirety as set forth in Exhibit I hereto.

               FIFTH: The executed Agreement and Plan of Merger is on file at the office of the Surviving Corporation at the following address:

                             3390 Peachtree Road, NE
                                   Suite 1700
                                Atlanta, GA 30326

               SIXTH: A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any shareholder of any constituent corporation.

               IN WITNESS WHEREOF, Sahara and Edify have caused this Certificate of Merger to be duly executed as of this ___ day of ______, 1999 to be effective upon filing.


                                       EDIFY CORPORATION


                                       By: ____________________________________

                                       Name:
                                       Title:

                                                                       Exhibit C


                                      EDIFY

                              STOCKHOLDER AGREEMENT


        This STOCKHOLDER AGREEMENT, dated as of May 16, 1999, is entered into by and among Security First Technologies Corporation, a Delaware corporation ("S1"), and the stockholders of Edify Corporation, a Delaware corporation ("Edify"), named on Schedule I hereto (collectively, the "Stockholders") who are directors, executive officers or other affiliates of Edify (for purposes of Rule 145 under the Securities Act of 1933, as amended).

        WHEREAS, S1, Sahara Strategy Corporation, a Delaware corporation ("S1 Sub"), and Edify have entered into an Agreement and Plan of Merger, dated as of May 16, 1999 (the "Agreement"), which is conditioned upon, and requires, the execution of this Stockholder Agreement and which provides for, among other things, the acquisition of Edify by S1, to be effected by the merger of S1 Sub with and into Edify, in a stock-for-stock transaction (the "Merger"); and

        WHEREAS, in order to induce S1 to enter into or proceed with the Agreement, the Stockholders represent and warrant as to that the facts provided herein are accurate as to each of the Stockholders set forth herein, and each of the Stockholders agrees to, among other things, vote in favor of the Agreement, the Merger and the other transactions contemplated by the Agreement in his/her capacity as a stockholder of Edify;

        NOW, THEREFORE in consideration of the premises, the mutual covenants and agreements set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        1. OWNERSHIP OF EDIFY COMMON STOCK. Each Stockholder represents and warrants that the number of shares of Edify common stock, par value $.001 per share ("Edify Common Stock"), set forth opposite such Stockholder's name on
Schedule I hereto is the total number of shares of Edify Common Stock over which such person has "beneficial ownership" within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, except that the provisions of Rule 13d-3(d)(1)(i) shall be considered without any limit as to time.

        2. AGREEMENTS OF THE STOCKHOLDERS. Each Stockholder covenants and agrees that:

        (a) Such Stockholder shall, at any meeting of the holders of Edify Common Stock called for the purpose, vote or cause to be voted all shares of Edify Common Stock with respect to which such Stockholder has the right to vote (whether owned as of the date hereof or hereafter acquired) (i) in favor of the Agreement, the Merger and the other transactions contemplated by the Agreement and (ii) against any Acquisition Transaction (as defined in the Agreement) with any party other than S1 or one of its Subsidiaries (as defined in the Agreement) or affiliates, or any other transaction inconsistent with the Agreement or the transactions contemplated thereby.

        (b) Prior to the Effective Time (as defined in the Agreement), except as otherwise expressly permitted hereby, such Stockholder shall not, sell, pledge, transfer or otherwise dispose of his/her shares of Edify Common Stock; provided, however, that this Section 2(b) shall not apply to a pledge existing as of the date hereof; and provided further that each Stockholder shall be permitted to sell prior to the Effective Time up to 25% of the aggregate amount of (i) all shares of Edify Common Stock owned by such Stockholder on the date hereof, plus (ii) all shares which may be purchased by such Stockholder pursuant to such Stockholder's then vested and exercisable options to purchase shares of Edify Common Stock. For each Stockholder who is an officer of Edify, during the period beginning on the Effective Time and ending on the earlier of (x) the date which is 180 days after the Effective Time and (y) the date such Stockholder is no longer employed by any of Edify, S1 or any of their respective subsidiaries (the "Restricted Period"), no such Stockholder shall sell, pledge (other than as required by a pledge of Edify Common Stock existing as of the date hereof), transfer or otherwise dispose of the shares of S1 common stock, par value $.01 per share (the "S1 Common Stock"), to be received by such Stockholder for such Stockholder's shares of Edify Common Stock upon consummation of the Merger. Notwithstanding the foregoing, if during the Restricted Period a registration statement of S1 shall be declared effective by the U.S. Securities and Exchange Commission for the registration of S1 Common Stock, each Stockholder shall be permitted to sell under such registration statement a percentage of such Stockholder's S1 Common Stock equal to the maximum percentage of S1 Common Stock beneficially owned and being sold by any executive officer of S1 in such registration (including all shares subject to options without regard to whether such options are vested) on the same terms and conditions permitted to the executive officers of S1.

        (c)    Except to the same extent Edify is permitted to do so pursuant to
Section 5.1(e) of the Agreement, such Stockholder shall not in his/her capacity as a stockholder of Edify directly or indirectly knowingly encourage or solicit or hold discussions or negotiations with, or knowingly provide any information to, any person, entity or group (other than S1 or an affiliate thereof) concerning any merger, sale of all or substantially all of the assets or liabilities not in the ordinary course of business, sale of shares of capital stock or similar transaction involving Edify or any other transaction inconsistent with the Agreement or the transactions contemplated thereby. Nothing herein shall impair (i) such Stockholder's fiduciary obligations as a director of Edify, or (ii) the ability of such Stockholder to perform his/her obligations as an officer of Edify.

        (d) Such Stockholder shall comply with all applicable federal and state securities laws in connection with any sale of S1 Common Stock received in exchange for Edify Common Stock in the Merger, including the trading and volume limitations as to sales by affiliates contained in Rule 145 under the Securities Act of 1933, as amended.

        (e) If, in the reasonable opinion of Fenwick & West LLP, counsel to Edify, the Stockholders are not, due to the public unavailability of material information regarding Edify or S1 (including, without limitation, information regarding the Merger, any other transaction or event, or financial information regarding any of them), able to sell shares of Edify Common Stock, as would otherwise be permitted by Section 2(b) above, for at least 15 trading days between the third day following Edify's public release of its financial results for the second fiscal quarter of 1999 and August 31, 1999 (or such fewer days as there may actually be between the release of such earnings and August 31, 1999) (the "Trading Period"), then, at each Stockholder's irrevocable election by written notice given to S1 no later than the last business day of the Trading Period, S1, within 5 business days following the Effective Time, shall purchase for cash the S1 Common Stock into which such number of shares of Edify Common Stock, as is specified in such notice, were converted, at a per share price equal to (x) the average of the closing prices of Edify Common Stock for each trading day during the Trading Period multiplied by (y) the Exchange Ratio.

        3. SUCCESSORS AND ASSIGNS. A Stockholder may sell, pledge, transfer or otherwise dispose of his/her shares of Edify Common Stock, provided that such Stockholder obtains the prior written consent of S1 and that any acquirer of such Edify Common Stock agrees in writing to be bound by this Stockholder Agreement.

        4. SPECIFIC PERFORMANCE; TERMINATION. The parties agree and intend that this Stockholder Agreement be a valid and binding agreement enforceable against the parties hereto and that damages and other remedies at law for the breach of this Stockholder Agreement are inadequate. The parties agree that irreparable damage would occur in the event that the provisions of this Stockholder Agreement were not performed in accordance with its specific terms or were otherwise breached by any of the Stockholders or S1. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Stockholder Agreement by any of the Stockholders, or S1, as the case may be, and to enforce specifically the terms and provisions hereof in any court of the

United States or any state having jurisdiction, this being in addition to any other remedy to which S1 and the Stockholders are entitled at law or in equity. This Stockholder Agreement may be terminated at any time prior to the consummation of the Merger by the mutual written consent of the parties hereto and shall be automatically terminated in the event that the Agreement is terminated in accordance with its terms.

        5. NOTICES. Notices may be provided to S1 and the Stockholders in the manner specified in the Agreement, with all notices to the Stockholders being provided to them at the addresses set forth at Schedule I.

        6. GOVERNING LAW. This Stockholder Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

        7. COUNTERPARTS. This Stockholder Agreement may be executed in one or more counterparts, all of which shall be considered one and the same and each of which shall be deemed an original.

        8. HEADINGS. The Section headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Stockholder Agreement.

        IN WITNESS WHEREOF, S1, by its respective duly authorized officer, and each of the Stockholders have caused this Stockholder Agreement to be executed and delivered as of the day and year first above written.

SECURITY FIRST TECHNOLOGIES CORPORATION


By: ___________________________________
    Name:  Robert F. Stockwell
    Title: Chief Financial Officer








STOCKHOLDERS:

___________________________________      ___________________________________

___________________________________      ___________________________________

___________________________________      ___________________________________

___________________________________      ___________________________________

___________________________________      ___________________________________

___________________________________      ___________________________________

                                   SCHEDULE I

                                               Number of Shares of Edify Common
Name and Address of Stockholder                    Stock Beneficially Owned
-------------------------------                    ------------------------

                                                                       Exhibit D


                                       S1

                              STOCKHOLDER AGREEMENT


        This STOCKHOLDER AGREEMENT, dated as of May 16, 1999, is entered into by and among Edify Corporation, a Delaware corporation ("Edify"), and the stockholders of Security First Technologies Corporation, a Delaware corporation ("S1"), named on Schedule I hereto (collectively, the "Stockholders") who are directors, executive officers or other affiliates of S1 (for purposes of Rule 145 under the Securities Act of 1933, as amended).

        WHEREAS, S1, Sahara Strategy Corporation, a Delaware corporation ("S1 Sub"), and Edify have entered into an Agreement and Plan of Merger, dated as of May 16, 1999 (the "Agreement"), which is conditioned upon, and requires, the execution of this Stockholder Agreement and which provides for, among other things, the acquisition of Edify by S1, to be effected by the merger of S1 Sub with and into Edify, in a stock-for-stock transaction (the "Merger"); and

        WHEREAS, in order to induce Edify to enter into or proceed with the Agreement, the Stockholders represent and warrant as to that the facts provided herein are accurate as to each of the Stockholders set forth herein, and each of the Stockholders agrees to, among other things, vote in favor of the issuance of S1 Common Stock (as defined below) in the Merger pursuant to the Agreement in his/her capacity as a stockholder of S1;

        NOW, THEREFORE in consideration of the premises, the mutual covenants and agreements set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        1. OWNERSHIP OF S1 COMMON STOCK. Each Stockholder represents and warrants that the number of shares of S1 common stock, par value $.01 per share ("S1 Common Stock"), set forth opposite such Stockholder's name on Schedule I hereto is the total number of shares of S1 Common Stock over which such person has "beneficial ownership" within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, except that the provisions of Rule 13d-3(d)(1)(i) shall be considered without any limit as to time.

        2. AGREEMENTS OF THE STOCKHOLDERS. Each Stockholder covenants and agrees that such Stockholder shall, at any meeting of the holders of S1 Common Stock called for the purpose, vote or cause to be voted all shares of S1 Common Stock with respect to which such Stockholder has the right to vote (whether owned as of the date hereof or hereafter acquired) in favor of the issuance of S1 Common Stock in the Merger pursuant to the Agreement.

        3. SUCCESSORS AND ASSIGNS. A Stockholder may sell, pledge, transfer or otherwise dispose of his/her shares of S1 Common Stock, provided that such Stockholder obtains the prior written consent of Edify and that any acquirer of such S1 Common Stock agrees in writing to be bound by this Stockholder Agreement.

        4. SPECIFIC PERFORMANCE; TERMINATION. The parties agree and intend that this Stockholder Agreement be a valid and binding agreement enforceable against the parties hereto and that damages and other remedies at law for the breach of this Stockholder Agreement are inadequate. Each of the Stockholders agree that irreparable damage to Edify would occur in the event that the provisions of this Stockholder Agreement were not performed in accordance with its specific terms or were otherwise breached by any of the Stockholders. It is accordingly agreed that Edify shall be entitled to an injunction or injunctions to prevent breaches of this Stockholder Agreement by any of the Stockholders and to enforce specifically the terms and provisions hereof in any court of the

United States or any state having jurisdiction, this being in addition to any other remedy to which Edify is entitled at law or in equity. This Stockholder Agreement may be terminated at any time prior to the consummation of the Merger by the mutual written consent of the parties hereto and shall be automatically terminated in the event that the Agreement is terminated in accordance with its terms.

        5. NOTICES. Notices may be provided to Edify and the Stockholders in the manner specified in the Agreement, with all notices to the Stockholders being provided to them at the addresses set forth at Schedule I.

        6. GOVERNING LAW. This Stockholder Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

        7. COUNTERPARTS. This Stockholder Agreement may be executed in one or more counterparts, all of which shall be considered one and the same and each of which shall be deemed an original.

        8. HEADINGS. The Section headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Stockholder Agreement.

        IN WITNESS WHEREOF, Edify, by its respective duly authorized officer, and each of the Stockholders have caused this Stockholder Agreement to be executed and delivered as of the day and year first above written.

EDIFY CORPORATION


By: _______________________________

    Name:  ________________________

    Title: ________________________








STOCKHOLDERS:

___________________________________          ___________________________________

___________________________________          ___________________________________

___________________________________          ___________________________________

___________________________________          ___________________________________

___________________________________          ___________________________________

___________________________________          ___________________________________

                                   SCHEDULE I

                                                 Number of Shares of S1 Common
Name and Address of Stockholder                    Stock Beneficially Owned
-------------------------------                    ------------------------